UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

MARKET LEADER, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 28, 2009

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Market Leader, Inc. (“Market Leader”) which will be held on May 28, 2009 at 10:00 a.m. local time at Market Leader’s principal executive offices located at 11332 NE 122nd Way, Kirkland, WA 98034. Shareholders who owned our common stock at the close of business on April 1, 2009, are entitled to vote at the Annual Meeting. At the Annual Meeting we will ask you to:

•	elect one director to our Board of Directors to serve for a term as more fully described in the accompanying Proxy Statement;

•	approve the material terms of the performance goals and related amendments in our 2004 Equity Incentive Plan, as amended and restated, for purposes of Section 162(m) of the Internal Revenue Code; and

•	transact any other business properly presented at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED DIRECTOR DESCRIBED IN THE PROXY STATEMENT AND “FOR” THE PROPOSAL TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS AND RELATED AMENDMENTS IN OUR 2004 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED.

To assure your representation at the Annual Meeting, you are urged to submit your proxy as promptly as possible. Registered shareholders may vote by mail by completing, signing, dating and returning the enclosed proxy card as promptly as possible in the enclosed postage prepaid envelope. Your shares will be voted in accordance with your instructions. You may attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

If your shares are registered in the name of a broker, bank or other holder of record, please follow the voting instructions you receive from the holder of record to vote your shares. If your shares are registered in the name of a broker, bank or other holder of record and you plan to attend the Annual Meeting in person, please bring a letter, account statement or other evidence of your beneficial ownership as of April 1, 2009 to the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on May 28, 2009

The proxy statement, 2008 annual report to shareholders and other proxy materials are available at

http://www.sendd.com/EZProxy/?project_id=251

By Order of the Board of Directors,

Ian Morris

President and Chief Executive Officer

April 10, 2009

MARKET LEADER, INC.

PROXY STATEMENT

FOR

2009 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Market Leader, Inc. (“Market Leader”) of proxies for use at the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Market Leader’s principal executive offices located at 11332 NE 122nd Way, Kirkland, WA 98034 at 10:00 a.m. local time on May 28, 2009. Market Leader’s telephone number at its principal executive offices is 425-952-5500. You may contact us at this telephone number to obtain directions to be able to attend the Annual Meeting and vote in person. It is expected that this Proxy Statement and the accompanying proxy card will be mailed to shareholders on or about April 15, 2009.

Record Date and Outstanding Shares

Shareholders who owned our common stock at the close of business on Wednesday, April 1, 2009 are entitled to notice of and to attend and vote at the Annual Meeting. On that date, 24,090,760 shares of common stock were issued and outstanding.

Voting Procedures

Proxies

All shareholders may vote by mail. To vote by mail, please complete, sign, date and mail your proxy card in the postage prepaid envelope provided.

If your shares are held of record in the name of a bank, broker or other nominee you should follow the separate instructions that the nominee provides to you. Although most banks and brokers now offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements.

If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have at that time effectively been revoked or withdrawn, even if the proxies had been effectively voted on the same or any other matter at a previous meeting.

In Person at the Annual Meeting

If you attend the Annual Meeting and wish to vote in person, you may request a ballot when you arrive. If your shares are held of record in the name of your bank, broker or other nominee and you would like to vote in person at the Annual Meeting, you must bring to the Annual Meeting a letter, account statement or other evidence from the nominee indicating that you were the beneficial owner of the shares on April 1, 2009, the record date for the Annual Meeting.

Revocability of Proxies

If you give your proxy card to us, you have the power to revoke your proxy or change your vote by taking any of the following actions before your proxy is voted at the Annual Meeting:

•	notifying the Secretary of Market Leader in writing before the Annual Meeting;

•	delivering to the Secretary of Market Leader before the Annual Meeting a signed proxy card with a later date; or

•	attending the Annual Meeting and voting in person.

However, attendance at the Annual Meeting will not, by itself, revoke a proxy.

Quorum and Voting

The presence at the Annual Meeting, in person or by proxy, of the holders of at least a majority of the shares of common stock outstanding on the record date will constitute a quorum for purposes of conducting business at the Annual Meeting. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting.

For the proposal relating to the election of directors, the nominee for election to the Board of Directors who receives the greatest number of affirmative votes cast by holders of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting, will be elected to the Board of Directors. You are not entitled to cumulate votes in the election of directors.

For the proposal relating to the approval of the material terms of the performance goals and related amendments in our 2004 Equity Incentive Plan, as amended and restated, the votes cast in favor of the proposal by holders of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting, must exceed the votes cast against that proposal.

You are entitled to one vote for each share of common stock you held as of the record date. If your shares are represented by proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any directions given, your shares will be voted in accordance with our Board of Directors’ recommendations.

We are not aware, as of the date of this Proxy Statement, of any matters to be voted on at the Annual Meeting other than as stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named as proxy to vote the shares in their best judgment.

Other than for purposes of determining the presence of a quorum, abstentions and broker non-votes will have no effect on the proposals to be voted on at the Annual Meeting because they will not represent votes cast at the Annual Meeting for the purposes of voting on such proposals. “Broker non-votes” occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker either does not exercise, or is not permitted to exercise, discretion to vote those shares on a particular matter. Brokers may exercise discretion to vote shares as to which instructions are not given with respect to the election of directors. With respect to the proposal regarding our 2004 Equity Incentive Plan, as amended and restated, broker non-votes will occur if brokers or nominees are not given voting instructions from their clients because current Nasdaq rules prohibit discretionary voting on equity compensation plans.

Solicitation of Proxies

Proxies may be solicited by certain of our directors, officers and regular employees, without payment of any additional compensation to them. Proxies may be solicited by personal interview, mail, electronic mail or telephone. Market Leader will bear any costs relating to such solicitation of proxies. However, you will need to obtain your own Internet access if you choose to access the proxy materials over the Internet. In addition, Market Leader may reimburse banks, brokerage firms and other persons representing beneficial owners of shares of common stock for their expenses in forwarding proxy materials to such beneficial owners.

PROPOSAL 1—ELECTION OF DIRECTOR

In accordance with our Bylaws, the Board of Directors shall be composed of not less than five nor more than ten directors, the specific number to be set by resolution of the Board of Directors.

Our Board of Directors is divided into three classes: Class I, made up of three directors; Class 2, made up of two directors; and Class 3, made up of two directors. Our Board of Directors is currently comprised of five directors, with one vacancy in each of Class 2 and Class 3. Directors will be elected for three-year terms that are staggered such that a portion of the directors are elected each year. Generally, one class of directors will be elected each year by our shareholders. Each director will hold office until the election and qualification of his or her successor or upon earlier resignation or removal. This year, the term of one Class 2 director expires. Accordingly, one nominee for the Board of Directors will be elected at the Annual Meeting to serve as a Class 2 director for a three-year term expiring in 2012. As noted above, there is one vacancy in Class 2. However, despite this vacancy, proxies cannot be voted for a greater number of persons than the sole nominee named for Class 2. The Board of Directors may add additional directors when it identifies suitable candidates who are willing to serve as directors of Market Leader. Additional directorships resulting from an increase in the number of directors will be distributed among the three classes, so that as nearly as possible each class will consist of an equal number of directors.

Biographical information for our Board of Directors is set forth below. Ages listed are as of April 1, 2009.

The Board of Directors has no reason to believe that the nominee named below will be unable to serve as a director. If, however, the nominee should be unwilling or unable to serve, the persons named as proxies will have discretionary authority to vote for the election of such substitute nominee(s) as may be designated by the Board of Directors.

Unless you indicate otherwise, the persons named as proxies will vote “FOR” the election of the nominee listed below.

Class 2 Director Nominee Standing for Election—Term Expiring in 2012

Nicolas J. Hanauer, age 49, has served as a director since December 2000. Since March 2000, Mr. Hanauer has served as a partner with Second Avenue Partners, a provider of management, strategy and capital for early stage companies, which he co-founded. In 2000, Mr. Hanauer also founded and served as Chairman of Gear.com, an online sporting goods company, until its merger with Overstock.com in 2001. From 2001 to 2004, Mr. Hanauer acted as Chief Executive Officer and Co-Chairman of Pacific Coast Feather Company, a pillow and bedding manufacturing company. He was employed at Pacific Coast Feather as its Executive Vice President of Sales and Marketing from 1990 to 2000. In 1997, Mr. Hanauer co-founded aQuantive, Inc. (formerly Avenue A, Inc.), an Internet media company, where he served as Chief Executive Officer from June 1998 to September 1999. Mr. Hanauer currently serves as a board member of Marchex, Inc., The University of Washington Foundation and The Alliance for Education. Mr. Hanauer holds a B.A. from the University of Washington.

The Board of Directors recommends voting “FOR” the election of the nominee named above.

DIRECTORS CONTINUING IN OFFICE

Class 3 Director—Term Expiring in 2010

Frank M. (“Pete”) Higgins, age 51, is the Chairman of our Board of Directors and has served as a director since April 2004. Since March 2000, Mr. Higgins has served as a partner with Second Avenue Partners, a provider of management, strategy and capital for early stage companies, which he co-founded. From 1983 to 1999, Mr. Higgins worked for Microsoft Corporation. During his time at Microsoft, Mr. Higgins served as Group

Vice President of the Interactive Media Group from 1996 to 1998, Group Vice President of Applications and Content from 1995 to 1996, Senior Vice President of the Desktop Applications Division from 1992 to 1995, and General Manager and then Vice President of the Analysis Business Unit from 1988 to 1992. Mr. Higgins was also a member of the Office of the President, reporting to then CEO Bill Gates. Mr. Higgins is a director of a number of privately-held companies, including Bocada, Inc., Ice Energy, Modumetal and Insitu Group. He is an executive advisor for the private equity firm Hellman Friedman and is a strategic director of Madrona Investments Partners, LLC, a venture capital firm. Mr. Higgins also serves on the Board of Trustees for Stanford University and Long Live the Kings. Mr. Higgins holds an M.B.A. and an undergraduate degree in economics and history from Stanford University.

Class 1 Directors—Terms Expiring in 2011

Jon W. Gacek, age 47, has served as a director since November 2004. Since August 2006, Mr. Gacek has served as Executive Vice President and Chief Financial Officer of Quantum Corporation (“Quantum”), a publicly-traded company that provides network storage subsystems. He served as Chief Financial Officer and Executive Vice President—Finance and Operations of Advanced Digital Equipment Corporation (“ADIC”) from November 1999 until August 2006, when ADIC was acquired by Quantum. From 1996 to 1999, Mr. Gacek served as a partner at PricewaterhouseCoopers LLP, registered independent public accounting firm. He serves as a director and member of the audit committee of the board of directors of Loud Technologies, Inc., a publicly-traded musical equipment, manufacturing and recording company. Mr. Gacek holds a B.A. from Western Washington University.

Richard A. Mendenhall, age 64, has served as a director since August 2004. Mr. Mendenhall has co-owned WMWorks, LLC, a real estate consulting firm, since 2004, and Resource Home Loans, a real estate mortgage firm, since 1995. Since 1991, Mr. Mendenhall has owned and served as a broker in a variety of real estate brokerage firms affiliated with RE/MAX International, Inc., a global real estate agency network. Since 1974, Mr. Mendenhall has owned Boone Realty Corporation, a real estate commercial brokerage firm. Mr. Mendenhall served as President of the National Association of Realtors in 2001. He also serves as director of a number of privately-held companies. Mr. Mendenhall holds an M.A. and a B.S. from the University of Missouri.

Ian Morris, age 40, has served as our Chief Executive Officer since June 2003, a director since April 2004 and our President since January 2006. Mr. Morris joined Market Leader in June 2002 as Executive Vice-President of Marketing and Business Development and served as our Chief Operating Officer from September 2002 to May 2003. From 1997 to 2002, Mr. Morris served in a variety of positions for MSN HomeAdvisor, the online real estate business of Microsoft Corporation, a software and technology company, including Director of Marketing, Group Manager and General Manager. Mr. Morris holds an M.B.A. from Harvard Business School and a B.S. from Bryant College.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

The Board of Directors has reviewed the relationships between Market Leader and each of its directors and has determined that all of the directors other than Mr. Morris, who currently serves as our Chief Executive Officer and President, are “independent” as that term is defined in the listing standards of The Nasdaq Stock Market.

Board Attendance

During 2008, there were four meetings of the Board of Directors. In addition, the Board of Directors acted five times by written consent in 2008. Each of our directors attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings held by each of the committees on which he served in 2008. Market Leader does not have a formal policy with regard to director attendance at its Annual Meeting of Shareholders, but strongly encourages each director to attend, barring unavoidable scheduling conflicts. One director attended the 2008 Annual Meeting of Shareholders.

Director Compensation

The Board established director cash and equity compensation arrangements for our non-employee directors that are designed and implemented to ensure we both attract and retain high quality board members. The programs consist of an annual cash retainer for non-employee directors, an additional annual cash retainer for committee chairs, Board and committee meeting fees and an annual stock option grant. Directors who are employees of our company receive no additional or special remuneration for serving as directors.

Cash Component

Non-employee directors are entitled to receive the following cash compensation annually, in addition to reimbursement for out-of-pocket expenses:

	Annual Retainer ($)	Fees for in-person meeting attendance ($)	Fees for meeting attendance via teleconference ($)
Directors	12,000	1,000	250
Committee Chair:
Audit	10,000	500	250
Compensation	4,000	500	250
Nominating and Corporate Governance	1,000	500	250
Committee Members		500	250

Equity Component

Non-employee directors are granted annually a stock option to purchase 10,000 shares of our common stock. The options are granted under our 2004 Equity Incentive Plan at the beginning of the year and vest in one year, subject to continued service as a director until such date. The options have an exercise price equal to the average of the high and low prices of our common stock on the date of grant. The unvested portion of such options would automatically become fully vested and exercisable in the event of certain corporate transactions, such as a merger or sale of assets. In addition, Messrs. Mendenhall and Gacek were granted stock options effective with their appointments to our Board of Directors in 2004.

2008 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Jon Gacek (2)	28,000	113,198	141,198
Nicolas Hanauer (3)	17,250	12,835	30,085
Frank (“Pete”) Higgins (4)	22,500	12,835	35,335
Richard Mendenhall (5)	15,500	39,144	54,644

(1)	Values are calculated in accordance with FAS 123R and may include amounts from awards prior to 2008. Assumptions underlying the FAS 123R valuations are included in our annual report for the fiscal year ended December 31, 2008 included in our Form 10-K filed on March 13, 2009.
(2)	Jon Gacek held options for 82,000 shares at December 31, 2008. The grant date fair value of his 2008 option grant was $13,039.
(3)	Nicolas Hanauer held options for 32,000 shares at December 31, 2008. The grant date fair value of his 2008 option grant was $13,039.

(4)	Pete Higgins held options for 32,000 shares at December 31, 2008. The grant date fair value of his 2008 option grant was $13,039.
(5)	Richard Mendenhall held options for 52,000 shares at December 31, 2008. The grant date fair value of his 2008 option grant was $13,039.

Committees of the Board of Directors

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Our current directors’ memberships on the committees of the Board of Directors are as follows:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Jon Gacek	Chair		Chair
Nicolas Hanauer	Member	Member
Frank (“Pete”) Higgins	Member	Chair
Richard Mendenhall		Member	Member

Audit Committee

The Audit Committee is composed of three independent directors. The Audit Committee assists the Board of Directors by overseeing our accounting and financial reporting processes and the audits of our financial statements and reviewing the financial information to be provided to our shareholders and others. Among other duties and responsibilities specified in its written charter, the Audit Committee:

•

selects, appoints and oversees the outside independent registered public accounting firm (auditor), resolves disagreements between management and the outside auditor regarding financial reporting, approves the compensation of the outside auditor, and, as necessary, reviews and approves the discharge of the outside auditor;

•	pre-approves all audit and permissible non-audit services provided by our independent auditors;

•

considers and reviews with management any reports by management regarding the effectiveness of, or any deficiencies in, the design and operation of internal controls, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have significant roles in internal control;

•

reviews our audited financial statements, filing of reports with the Securities and Exchange Commission (“SEC”) and other published documents containing our financial statements and earnings press releases prior to issuance, filing or publication; and

•	reviews and approves all “related person transactions,” as that term is defined in Item 404 of Regulation S-K.

The Board of Directors has determined that, under the rules of the SEC and the applicable listing standards of The Nasdaq Stock Market, all of the members of the Audit Committee are independent and financially literate. The Board of Directors has also determined that Mr. Gacek meets the SEC criteria for “audit committee financial expert.”

The Audit Committee held four meetings in 2008 and took action by written consent once.

A copy of the Audit Committee’s written charter can be accessed on our website at www.marketleader.com under the Corporate Governance part of the Investor Relations section.

Compensation Committee

Our Compensation Committee is composed of three directors. The Compensation Committee has overall responsibility for approving and evaluating compensation plans, policies and programs for our executive officers. The Compensation Committee, when appropriate, may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Board of Directors or Market Leader’s officers. Among other duties and responsibilities specified in its written charter, the Compensation Committee:

•	develops executive compensation philosophy and establishes and annually reviews and approves policies regarding executive compensation programs and practices;

•

reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and determines the Chief Executive Officer’s compensation based on this evaluation;

•	reviews and approves annual compensation for the other executive officers based on established plans and philosophy and recommendations from the Chief Executive Officer;

•	establishes and administers annual and long-term incentive compensation plans for executive officers and directors; and

•	administers our 1999 Stock Incentive Plan and 2004 Equity Incentive Plan.

As discussed in more detail in the section titled “Executive Compensation—Compensation Discussion and Analysis—Process and Roles Related to Executive Compensation,” our Chief Executive Officer and Chief Financial Officer have a role in recommending the amount and form of compensation for executive officers.

Market Leader retains Towers Perrin as directed by the Compensation Committee, to act as an independent compensation consultant. Towers Perrin works with management and the Compensation Committee on compensation program design and provides information on comparative market data and industry best practices on compensation practices and programs. Towers Perrin does not determine or recommend executive or director compensation, but rather provides the Compensation Committee with guidance based on comparative market data and Towers Perrin’s experience and understanding of Market Leaders’ needs and objectives

Each of the Compensation Committee members is (i) independent in accordance with applicable listing standards of The Nasdaq Stock Market, (ii) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (iii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation Committee held four meetings and took action by written consent twice in 2008.

A copy of the Compensation Committee’s written charter can be accessed on our website at www.marketleader.com under the Corporate Governance part of the Investor Relations section.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of two directors. The principal functions of the Nominating and Corporate Governance Committee are to:

•	identify individuals qualified to become members of the Board of Directors;

•	approve and recommend director candidates to the Board of Directors;

•	develop, update as necessary and recommend to the Board of Directors corporate governance principles and policies applicable to us and monitor compliance with such principles and policies; and

•	establish, coordinate and review with the Board of Directors criteria and methods for evaluating board effectiveness.

Each of the Nominating and Corporate Governance Committee members is independent in accordance with applicable listing standards of The Nasdaq Stock Market.

The Nominating and Corporate Governance Committee took action by written consent once in 2008.

A copy of the Nominating and Corporate Governance Committee’s written charter can be accessed on our website at www.marketleader.com under the Corporate Governance part of the Investor Relations section.

Compensation Committee Interlocks and Insider Participation

Messrs. Hanauer, Higgins and Mendenhall served as the members of the Compensation Committee of the Board of Directors during 2008. None of Messrs. Hanauer, Higgins and Mendenhall was, during 2008 or previously, an officer or employee of Market Leader. During 2008, none of our executive officers served as a member of the Board of Directors or Compensation Committee of any entity that had one or more executive officers who served on our Board of Directors or Compensation Committee.

Director Nominations and Qualifications

To nominate a director for election to the Board of Directors at an Annual Meeting of Shareholders, a shareholder must deliver written notice of such nomination to the Secretary of Market Leader not fewer than 60 days nor more than 90 days prior to the anniversary date of the prior year’s Annual Meeting of Shareholders. If the date of the Annual Meeting of Shareholders is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s Annual Meeting of Shareholders, notice of director nominations by a shareholder must be delivered not earlier than the close of business on the 90th day and not later than the close of business on the later of (a) the 60th day prior to such annual meeting or (b) the tenth day following the day on which the notice of the date of the Annual Meeting of Shareholders was mailed or such public disclosure was made.

The notice of a shareholder’s intention to nominate a director must include: (a) the name and address of the shareholder; (b) a representation that the shareholder is entitled to vote at the meeting at which directors will be elected; (c) a statement of the number of Market Leader shares that are beneficially owned by the shareholder; (d) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (e) the following information with respect to each person nominated by the shareholder: (i) name and address; (ii) other information regarding such nominee as would be required in a proxy statement filed pursuant to applicable rules promulgated by the SEC; (iii) a description of any arrangements or understandings between the shareholder and the nominee and any other persons (including their names), pursuant to which the nomination is made; and (iv) the consent of each such nominee to serve as a director if elected.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. Shareholders who wish to recommend a director nominee should submit their suggestions in writing to the following:

Chairperson of Nominating and Corporate Governance Committee

c/o Corporate Secretary

Market Leader, Inc.

11332 NE 122nd Way

Kirkland, WA 98034

The Chairman of the Board, other directors or senior management of Market Leader may also recommend director nominees. If necessary or desirable in the opinion of the Nominating and Corporate Governance Committee, the Committee will determine appropriate means for seeking additional director candidates, which may involve the engagement of an outside consultant to assist the Nominating and Corporate Governance Committee in the identification of director candidates. In the event of a vacancy on the Board of Directors, the Chairman of the Nominating and Corporate Governance Committee shall initiate the effort to identify appropriate director candidates.

The Nominating and Corporate Governance Committee will evaluate director nominees, including nominees that are submitted by shareholders, taking into consideration certain qualifications, including the following:

•	high standard of personal and professional ethics, integrity and values;

•	training, experience and ability at making and overseeing policy in business, government and/or education sectors;

•	willingness and ability to devote the required time and effort to effectively fulfill the duties and responsibilities related to Board and committee membership;

•	willingness not to engage in activities or interests that may create a conflict of interest with a director’s responsibilities and duties to Market Leader and its constituents; and

•	willingness to act in the best interests of Market Leader and its constituents, and objectively assess Board, committee and management performances.

In addition, the Nominating and Corporate Governance Committee will consider the following factors, among others, when determining Board needs and evaluating director candidates to fill such needs: the nominee’s independence, diversity, professional and public company board and committee experience, industry knowledge, accounting or financial skills and expertise, leadership qualities, non-business-related activities and experience, board continuity, the size of the board, number and type of committees and committee sizes, and legal and Nasdaq Stock Market requirements and recommendations and other corporate governance related guidance regarding board and committee composition.

Shareholder Communications with the Board

Shareholders may contact an individual director or the Board of Directors collectively by directing written correspondence to Market Leader, Inc., c/o Corporate Secretary, at 11332 NE 122nd Way, Kirkland, WA 98034.

Shareholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. Shareholder communications sent to the Secretary of Market Leader will be forwarded to the specified director addressees. Shareholders wishing to submit proposals for inclusion in the proxy statement relating to the 2010 Annual Meeting of Shareholders should follow the procedures specified under “Shareholder Proposals for 2010 Annual Meeting” below. Shareholders wishing to nominate directors should follow the procedures specified under “Director Nominations and Qualifications.”

Code of Ethics

We have adopted a code of ethics applicable to our accounting and financial employees, including the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer or Controller, or persons performing similar functions, as well as a code of conduct applicable to all employees, officers and directors. These codes are posted under the Corporate Governance part of the Investor Relations section of our website at www.marketleader.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to or waiver from the application of the code of ethics with respect to the covered persons by posting such information on our website.

PROPOSAL 2—APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS AND RELATED AMENDMENTS IN OUR 2004 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED,

FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

Our Board of Directors and our shareholders adopted the 2004 Equity Incentive Plan (the “2004 Plan”) on August 24, 2004. On March 31, 2009, our Board of Directors, based on the recommendation of the Compensation Committee, approved, subject to shareholder approval, amendments to the 2004 Plan that are designed to address certain requirements under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The 2004 Plan, as proposed to be amended, is referred to as the “Amended 2004 Plan.” Except for amendments made to the 2004 Plan for Code Section 162(m) reasons, we have not otherwise amended the 2004 Plan.

Under Code Section 162(m), we are generally prohibited from deducting compensation paid to “covered employees” in excess of $1 million per person in any year. “Covered employees” are defined as the principal executive officer and any one of the three highest paid executive officers (other than the principal executive officer or the principal financial officer) as of the close of the applicable taxable year. Compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit. In general, one of the requirements that must be satisfied to qualify as performance-based compensation under Code Section 162(m) is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and approved by our shareholders. We are submitting the material terms of the performance goals in the Amended 2004 Plan for shareholder approval to provide us with the flexibility to grant awards under the Amended 2004 Plan that qualify as “performance-based” compensation under Code Section 162(m).

The following description of the proposed amendments to the 2004 Plan for Code Section 162(m) purposes, the material terms of the performance goals in the Amended 2004 Plan, and the material terms of the Amended 2004 Plan is qualified in its entirety by reference to the full text of the Amended 2004 Plan, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. Please refer to the complete copy of the Amended 2004 Plan in Appendix A for more detailed information.

Proposed Amendments to the 2004 Plan and the Material Terms of the Performance Goals in the Amended 2004 Plan

The proposed amendments to the 2004 Plan are designed to provide us with the flexibility to grant awards under the Amended 2004 Plan that qualify as “performance-based” compensation under Code Section 162(m).

One requirement that must be satisfied to qualify as “performance-based” compensation under Code Section 162(m) is that awards under the Amended 2004 Plan must be granted by a compensation committee of our Board of Directors composed of two or more directors who qualify as “outside directors” for purposes of Code Section 162(m). The proposed amendments to the 2004 Plan include provisions addressing this requirement for awards intended to qualify as “performance-based” compensation under Code Section 162(m). In general, another requirement that must be satisfied to qualify as “performance-based” compensation under Code Section 162(m) is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and approved by our shareholders. In general, for this purpose, the material terms include: (i) the eligible participants, (ii) a description of the business criteria on which the performance goals may be based, and (iii) the maximum award limits.

Eligible Participants and Types of Awards. Awards may be granted under the Amended 2004 Plan to employees, officers, directors, consultants, agents, advisors and independent contractors of Market Leader and its subsidiaries. As described in more detail below, the Amended 2004 Plan permits the grant of any or all of the following types of awards to eligible individuals: stock options, stock appreciation rights, stock awards, restricted stock, stock units, performance shares, performance units, cash-based awards or other incentives payable in cash or shares of our common stock. Participants may, if the Compensation Committee so determines, be credited with dividends paid with respect to shares of our common stock underlying an award in a manner determined by the Compensation Committee in its sole discretion.

Business Criteria. If the Compensation Committee intends to qualify an award under the Amended 2004 Plan as “performance-based” compensation under Code Section 162(m), the performance goals selected by the Compensation Committee may be based on the attainment of specified levels of one, or any combination, of the following performance criteria for Market Leader as a whole or any business unit of Market Leader, as reported or calculated by Market Leader: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); cash position; working capital; earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; book value per share; operating profit or income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; operating earnings; economic profit; profit before tax; return on assets; return on equity; ratio of operating earnings to capital spending; sales growth; market or economic value added; equity or shareholder’s equity; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; net profit; net sales; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, product penetration, cash management or asset management metrics.

The performance goals also may be based on the achievement of specified levels of performance for Market Leader as a whole or any business unit or applicable affiliate under one or more of the performance goals described above relative to the performance of other corporations.

The Compensation Committee may provide in any award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; discontinued operations; extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in Market Leader’s annual report to shareholders for the applicable year; acquisitions or divestitures; foreign exchange gains and losses; stock-based compensation; and gains and losses on asset sales.

Award Limitations. Employees who are granted awards under the Amended 2004 Plan intended to qualify as “performance-based” compensation under Section 162(m) may not be granted awards, other than stock options and stock appreciation rights, for more than 500,000 shares of common stock in any calendar year, except that additional one-time awards for up to 750,000 shares may be granted to newly hired or promoted employees in any calendar year. The maximum dollar value payable to any employee with respect to performance units or other awards payable in cash that are intended to qualify as “performance-based” compensation cannot exceed $2,000,000 in any calendar year. With respect to stock options and stock appreciation rights, no participant under the Amended 2004 Plan may be granted such awards for more than 500,000 shares of common stock in any calendar year, except that additional one-time awards for up to 750,000 shares may be granted to newly hired or promoted participants in any calendar year. The proposed amendments to the 2004 Plan provide that in the event of certain capitalization events, such as a stock dividend, stock split, recapitalization or other similar event, the foregoing numbers of shares will be proportionately adjusted.

As described below, the exercise price for options and stock appreciation rights cannot be less than 100% of the fair market value of our common stock on the grant date, except in the case of options or stock appreciation rights granted in connection with assuming or substituting such awards in acquisition transactions. In the case of an incentive stock option granted to a participant who owns more than 10% of the total combined voting power of all classes of our stock or of our subsidiary corporations, the exercise price cannot be less than 110% of the fair market value on the grant date. “Fair market value” is defined in the Amended 2004 Plan as the average of the high and low trading prices for our common stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which our common stock was traded, unless determined otherwise by the Compensation Committee using such methods or procedures as it may establish.

Adjustments and Certification. The Compensation Committee may adjust the amount payable pursuant to an award under the Amended 2004 Plan that is intended to qualify as “performance-based” compensation under Section 162(m) downward but not upward. The Compensation Committee may not waive the achievement of performance goals related to an award except in the case of a participant’s death or disability. Code Section 162(m) generally requires that the Compensation Committee certify that performance goals were achieved before the payment of the “performance-based” compensation.

Description of Other Material Features of the Amended 2004 Plan

The following describes other material terms of the Amended 2004 Plan, but please refer to the complete copy of the Amended 2004 Plan in Appendix A for a complete description.

Purpose

Purpose. The purpose of the Amended 2004 Plan is to attract, retain and motivate our employees, officers, directors, consultants, agents, advisors and independent contractors by providing them with the opportunity to acquire a proprietary interest in Market Leader and to align their interests and efforts to the long-term interests of our shareholders.

Administration. The Compensation Committee of our Board of Directors generally administers the Amended 2004 Plan. The Compensation Committee, subject to the terms of the Amended 2004 Plan, selects the individuals to receive awards, determines the terms and conditions of all awards and interprets the provisions of the Amended 2004 Plan. Subject to the terms of the Amended 2004 Plan, the Board may delegate administration of the Amended 2004 Plan to one or more committees of the Board consisting of at least two members of the Board or to one or more senior executive officers who are authorized, within specific limits, to make grants to certain individuals.

Eligibility. Awards may be granted under the Amended 2004 Plan to employees, officers, directors, consultants, agents, advisors and independent contractors of Market Leader and its subsidiaries. As of March 13, 2009, approximately 153 employees, including three executive officers, and four non-employee directors were eligible to receive awards under the Amended 2004 Plan.

Number of Shares Authorized

The number of shares authorized for issuance under the Amended 2004 Plan is 1,500,000 shares. In addition, each January 1 (starting in 2005), the number of shares authorized for issuance under the Amended 2004 Plan increases by the least of (a) 700,000 shares, (b) 3% of our outstanding shares of common stock as of the end of the immediately preceding fiscal year, and (c) a lesser amount determined by the Board.

In addition, certain shares previously available for issuance under our predecessor plan, the 1999 Stock Incentive Plan (the “Prior Plan”), are available for issuance under the Amended 2004 Plan. These are (i) shares previously available for issuance under the Prior Plan as of the effective date of our initial public offering on December 10, 2004 and (ii) shares subject to outstanding options as of December 10, 2004 that later expire or terminate without being exercised under the Prior Plan, up to an aggregate maximum of 4,366,616 shares from the Prior Plan. To the extent that outstanding options granted under the Prior Plan are exercised pursuant to the terms of the Prior Plan, shares issued upon such option exercises do not become available for issuance under the 2004 Plan. Since our 2004 initial public offering, 3,681,180 shares have been exercised under the Prior Plan. As of March 13, 2009, 3,486,186 shares were subject to outstanding options and restricted stock units under the Amended 2004 Plan and 1,936,915 shares were available for grant under the Amended 2004 Plan.

Shares of common stock covered by an award are not counted as used unless and until they are actually issued and delivered to a participant. Shares subject to awards that expire, terminate or are canceled prior to the issuance of shares thereunder or shares subject to awards that are forfeited or settled for cash are available again for issuance under the Amended 2004 Plan. Shares withheld by or tendered to us in connection with the purchase price of an award or to satisfy tax withholding obligations for awards are available for grant under the Amended 2004 Plan. Awards granted as substitute awards in connection with acquisition transactions do not reduce the number of shares authorized for issuance under the Amended 2004 Plan.

If any change in our stock occurs by reason of a stock dividend, stock split, spin-off, recapitalization, merger, consolidation, combination or exchange of shares, distribution to shareholders other than a normal cash dividend or other similar change in our corporate or capital structure, the Compensation Committee will make proportional adjustments to the maximum number and kind of securities (i) available for issuance under the Amended 2004 Plan, (ii) issuable as incentive stock options, (iii) issuable to individuals subject to Code Section 162(m) or issuable to all participants under the Amended 2004 Plan, and (iv) that are subject to any outstanding award, including the per share price of such securities.

Types of Awards. The Amended 2004 Plan permits the grant of the following types of awards.

Stock Options. The Compensation Committee may grant either incentive stock options, which are intended to comply with Code Section 422, or non-statutory stock options. The Compensation Committee sets the option exercise price (which must be at least equal to 100% of the fair market value of our common stock on the grant date) and related terms, subject to the terms of the Amended 2004 Plan. At the time of grant, the Committee determines when stock options are exercisable and when they expire. Unless the Compensation Committee otherwise determines, fair market value means, as of a given date, the average of the high and low trading prices for the common stock on any given date during regular trading on the Nasdaq Global Select Market. As of March 31, 2009, the fair market value of our common stock was $1.45.

Unless the instrument evidencing a stock option provides otherwise, a participant will generally be able to exercise the vested portion of his or her stock option for (i) three months following his or her termination for reasons other than cause, retirement, death or disability and (ii) one year following his or her termination due to retirement, death or disability. If a participant is terminated for cause, all stock options generally automatically expire. In no event may a stock option be exercised after the expiration of its term.

Stock Appreciation Rights (SARs). Stock appreciation rights, or SARs, may be granted either alone or in tandem with the number of shares underlying a stock option. Upon exercise of an SAR, the holder is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the grant price of the SAR. Payment upon exercise of an SAR may be in cash, stock, in a combination of cash or stock or in any other manner approved by the Compensation Committee. Exercise of an SAR issued in tandem with a stock option will result in a reduction in the number of shares underlying the related SAR to the extent of the SAR exercised.

Stock Awards, Restricted Stock and Stock Units. The Compensation Committee may grant awards of shares of common stock or awards designated in units of common stock under the Amended 2004 Plan. These awards may be made subject to repurchase or forfeiture restrictions in the Compensation Committee’s discretion. The restrictions may be based on continuous service with us or the achievement of specified performance criteria, as determined by the Compensation Committee.

Performance Awards. The Compensation Committee may grant performance awards in the form of performance shares or performance units. Performance shares are units valued by reference to a designated number of shares of common stock, and performance units are units valued by reference to a designated amount of property other than shares of common stock. Either may be payable in stock or cash, or a combination of stock and cash, upon the attainment of performance criteria and other terms and conditions as established by the Compensation Committee.

Other Stock or Cash-Based Awards. The Compensation Committee may grant other incentives payable in cash or in shares of common stock, subject to the terms of the Amended 2004 Plan and any other terms and conditions determined by the Compensation Committee.

No Repricing. Without shareholder approval, the Board of Directors or the Compensation Committee may not (i) reduce the exercise price of outstanding options or SARs or (ii) issue an option or amend an outstanding option to provide for the grant or issuance of a new option on exercise of the original option.

Change of Control. Under the Amended 2004 Plan, unless otherwise provided in the instrument evidencing an award or in a written employment, services or other agreement between the participant and us, in the event of a corporate transaction:

•

Each outstanding stock option, SAR and restricted stock or stock unit award generally will automatically accelerate and become fully vested and, to the extent applicable, exercisable immediately before the corporate transaction, unless the award is assumed, continued or replaced with a comparable award by the successor entity or the parent of the successor entity. Any stock option, SAR and restricted stock or stock unit award that is assumed, continued or replaced with a comparable award in the change of control will retain its original vesting schedule and forfeiture conditions.

•

All performance shares and performance units for which the payout level has not been determined will be prorated at the target payout level up to and including the date of the change of control and will be paid in accordance with the payout schedule for the award.

•

The Compensation Committee may, in its discretion, instead provide that a participant’s outstanding awards will be terminated and exchanged for a cash payment, either to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Compensation Committee in its sole discretion.

Unless otherwise defined in the instrument evidencing an award or in a written employment, services or other agreement between a participant and us, a corporate transaction of Market Leader generally means the occurrence of either of the following events:

•	a merger or consolidation of Market Leader with or into any other company or entity; or

•	a sale in one or a series of transactions of all or substantially all of Market Leader’s outstanding voting securities or all or substantially all of Market Leader’s assets.

Amendment and Termination. The Board of Directors or the Compensation Committee may amend the Amended 2004 Plan, except that shareholder approval of any amendment must be obtained to the extent required by any applicable statute, rule or regulation. The Board or the Compensation Committee may also suspend or terminate all or any portion of the Amended 2004 Plan at any time, but any amendment, suspension or termination of the Amended 2004 Plan may not, without a participant’s consent, materially adversely affect any rights under any outstanding award. Unless sooner terminated by the Board or the Compensation Committee, the Amended 2004 Plan will terminate on August 24, 2014.

U.S. Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the Amended 2004 Plan generally applicable to us and to participants in the Amended 2004 Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Non-Statutory Stock Options. A participant generally will not recognize income upon the grant or vesting of a non-statutory stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. When a non-statutory stock option is exercised, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price. The same consequences in this paragraph also apply to an incentive stock option that a participant exercises more than three months after the participant’s termination of employment as an employee (or more than 12 months after termination in the case of permanent and total disability).

Incentive Stock Options. A participant generally will not recognize income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment as an employee or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will recognize income for alternative minimum tax purposes at that time as if the option were a non-statutory stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (i) one year from the date the participant exercised the option and (ii) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the option exercise price. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both non-statutory stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price.

Stock Appreciation Rights. A participant generally will not recognize income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Unrestricted Stock Awards. Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares.

Restricted Stock Awards. Upon receipt of a restricted stock award, a participant generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. Instead of postponing the federal income tax consequences of a restricted stock award until the restrictions lapse, a participant may elect to recognize compensation taxable as ordinary income in the year of the award in an amount equal to the fair market value of the shares at the time of receipt. This election is made under Code Section 83(b). In general, a Section 83(b) election is made by filing a written notice with the Internal Revenue Service within 30 days of the date of grant of the restricted stock award for which the election is made and must meet certain technical requirements.

Restricted Stock Units. A participant generally will not recognize income at the time a stock unit is granted. When any part of a stock unit is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the then fair market value of any shares, cash or property the participant receives.

Performance Shares and Performance Units. A participant generally will not recognize income upon the grant of performance shares or performance units. Upon the distribution of cash, shares or other property to the participant pursuant to the terms of the performance shares or units, the participant generally will recognize compensation taxable as ordinary income equal to the excess of the amount of cash or the fair market value of any property transferred to the participant over any amount paid by the participant with respect to the performance shares or units.

Tax Consequences to Market Leader. In the foregoing cases, we generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Code Section 409A. We intend that awards granted under the Amended 2004 Plan comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Code Section 162(m). Under Code Section 162(m), as described above, we are generally prohibited from deducting compensation paid to certain employees in excess of $1 million per person in any year. Compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit. We are submitting the material terms of the performance goals in the Amended 2004 Plan for shareholder approval to provide us with the flexibility to grant awards under the Amended 2004 Plan that qualify as “performance-based” compensation under Code Section 162(m).

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the Amended 2004 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the Amended 2004 Plan until all tax withholding obligations are satisfied.

Plan Benefits

All awards to employees, officers, directors, consultants, agents, advisors and independent contractors under the Amended 2004 Plan are made at the discretion of the Board or the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated under the Amended 2004 Plan are not determinable at this time. However, please refer to the description of grants made to our named executive officers in the last fiscal year described under the heading in “Executive Compensation—2008 Grants of Plan-Based Awards Table.” Grants made to our non-employee directors in the last fiscal year are described under the heading in “Board of Directors and Corporate Governance—Director Compensation.”

The Board of Directors unanimously recommends voting “FOR” the approval of the material terms of the performance goals and related amendments in our 2004 Equity Incentive Plan, as amended and restated, for purposes of Section 162(m) of the Internal Revenue Code.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning our equity compensation plans as of December 31, 2008:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	(b) Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	4,769,919	$3.13	1,089,717	(2)(3)
Equity compensation plans not approved by shareholders
Total	4,769,919	$3.13	1,089,717	(2)(3)

(1)	We have stock options outstanding under the 1999 Stock Incentive Plan as well as stock options and restricted stock units under the 2004 Equity Incentive Plan. The 1999 Plan was terminated on December 15, 2004 with respect to new grants, and no further options will be granted under the 1999 Plan. In August 2004, our Board of Directors and shareholders approved the 2004 Plan, which became effective on December 15, 2004.
(2)	The 2004 Plan provides for an automatic annual increase in the number of shares on January 1st of each year for the life of the plan starting in 2005, equal to the least of (i) 700,000 shares, (ii) 3% of the outstanding common stock at the end of the immediately preceding year or (iii) a lesser amount as may be determined by our board of directors. Effective January 1, 2009, an additional 700,000 shares have been authorized for issuance under the automatic annual increase provisions of the 2004 Plan, which number is not reflected in the table above.
(3)	Under the 2004 Plan, in addition to stock options and restricted stock units, we may grant restricted stock, stock appreciation rights, performance units, performance shares, and other stock-based awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of April 1, 2009 (or such earlier date as indicated in the footnotes to the table) for: (a) each of our named executive officers included under the heading “Executive Compensation—2008 Summary Compensation Table” below; (b) each of our directors; (e) our directors and executive officers as a group; and (f) each shareholder known by us to own more than 5% of our common stock.

Beneficial ownership is determined in accordance with rules of the SEC and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options or warrants currently exercisable within 60 days of April 1, 2009 are considered outstanding for computing the percentage ownership of the person holding the options or warrants, but are not considered outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to the table, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the shares listed opposite their names.

Name and Address of Beneficial Owner (1)	Outstanding Shares of Common Stock Beneficially Owned	Percent of Class (2)
Executive Officers and Directors
R. Barry Allen (3)	—	—
Jacqueline Davidson (4)	142,050	*
Jon Gacek (5)	82,000	*
Richard Goebel (6)	—	—
Nicolas Hanauer (7)	1,568,672	6.5%
Frank (“Pete”) Higgins (7)	1,383,572	5.7%
Richard Mendenhall (5)	52,000	*
Ian Morris (8)	1,329,857	5.3%
Michael Nelson	6,619	*
All directors and executive officers as a group (7 persons) (9)	4,564,770	17.9%

Other 5% or Greater Shareholders

Continental Partners, L.P. Continental Advisors LLC David P. Purcell (10) 227 West Monroe Street, Suite 5050 Chicago, IL 60606	1,436,100	6.0%

Financial & Investment Management Group, Ltd. (11) 111 Cass Street Traverse City, MI 49684	2,281,989	9.5%

LMM, LLC Legg Mason Opportunity Trust (12) 100 Light Street Baltimore, MD 21202	4,513,007	18.7%

Morgan Stanley (13) 1585 Broadway New York, NY 10036	1,649,231	6.8%

Morgan Stanley Investment Management, Inc. (13) 522 Fifth Avenue New York, NY 10036	1,611,108	6.7%

*	Less than one percent
(1)	Unless otherwise indicated, the business address of each of the shareholders named in this table is Market Leader, Inc., 11332 NE 122nd Way, Kirkland, WA 98034.

(2)	Based on 24,090,760 shares outstanding as of April 1, 2009.
(3)	Mr. Allen served as our Chief Financial Officer until March 2008.
(4)	Includes 112,187 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of April 1, 2009.
(5)	Represents shares of common stock issuable upon the exercise of options that are exercisable within 60 days of April 1, 2009.
(6)	Mr. Goebel served as our Chief Marketing Officer until January 2008.
(7)	Includes 32,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of April 1, 2009.
(8)	Includes 1,170,658 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of April 1, 2009.
(9)	Includes 1,480,845 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of April 1, 2009. Does not include the holdings of Messrs. Allen and Goebel as they are not currently executive officers of Market Leader.
(10)	This information and the information in this footnote is based solely on a Schedule 13G filed on January 9, 2009 by Continental Partners, L.P. (“Continental LP”), Continental Advisors LLC (“Continental LLC”) and David P. Purcell (“Purcell”). According to the Schedule 13G, Continental LP has shared voting and dispositive power with respect to 1,348,800 shares, while Continental LLC and Purcell have shared voting and dispositive power with respect to 1,436,100 shares. Purcell is the managing member of Continental LLC, an entity which serves as the general partner of Continental LP, an investment adviser.
(11)	This information and the information in this footnote is based solely on a Schedule 13G filed on March 4, 2009 by Financial & Investment Management Group, Ltd. (“FIMG”). According to the Schedule 13G, FIMG has shared voting power and dispositive power with respect to the shares. FIMG is a registered investment advisor, managing individual client accounts. All shares reported are held in accounts owned by the clients of FIMG. Because of this, FIMG disclaims beneficial ownership of the shares.
(12)	This information and the information in this footnote is based solely on Amendment No. 3 on Schedule 13G/A filed on February 17, 2009 by LMM LLC and Legg Mason Opportunity Trust, a portfolio of Legg Mason Investment Trust, Inc. According to the Schedule 13G/A, LMM LLC and Legg Mason Opportunity Trust have shared voting power and dispositive power with respect to the shares.
(13)	This information and the information in this footnote is based solely on Amendment No. 2 on Schedule 13G/A filed on February 17, 2009 by Morgan Stanley and Morgan Stanley Investment Management Inc. (“MSIM”). According to the Schedule 13G/A, Morgan Stanley has sole voting power with respect to 1,649,231 shares and sole dispositive power with respect to 1,789,860 shares and MSIM has sole voting power with respect to 1,611,108 shares and sole dispositive power with respect to 1,683,787 shares. The securities reported by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by MSIM, an investment adviser and a wholly-owned subsidiary of Morgan Stanley. The filing reflects securities beneficially owned, or that may be deemed beneficially owned, by certain operating units (collectively, the “MS Reporting Units”) of Morgan Stanley and its subsidiaries and affiliates (collectively, “MS”), other than securities, if any, beneficially owned by any operating units of MS whose ownership of securities is disaggregated from that of the MS Reporting Units in accordance with SEC Release No. 34-39538.

TRANSACTIONS WITH RELATED PARTIES

None.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES

On an annual basis, each of our directors and executive officers must complete a Director and Officer Questionnaire that requires disclosure of any transaction, arrangement or relationship, or any current proposed transaction, arrangement or relationship, with Market Leader since the beginning of the last fiscal year in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest. Any transaction, arrangement or relationship disclosed in the Director and Officer Questionnaire submitted by a director or executive officer is reviewed and considered by the Board of Directors in making independence determinations with respect to directors and resolving any conflicts of interest that may be implicated.

Our directors and executive officers are expected to disclose to the Chairman of the Board or Chief Executive Officer the material facts of any transaction that could be considered a related person transaction promptly upon gaining knowledge of the transaction. Upon collection of the relevant information, the Chairman of the Board or the Chief Executive Officer presents the transaction to the Audit Committee for consideration. A related person transaction is generally defined as any transaction required to be disclosed under Item 404(a) of Regulation S-K, the SEC’s related person transaction disclosure rule.

When determining whether to approve or ratify a related person transaction, the Audit Committee will review relevant facts regarding the related person transaction, including:

•	The extent of the related person’s interest in the transaction;

•	Whether the terms are comparable to those generally available in arms’ length transactions; and

•	Whether the related person transaction is consistent with the best interests of Market Leader.

If any related person transaction is not approved or ratified, the Audit Committee may take such action as it may deem necessary or desirable in the best interests of Market Leader and its shareholders.

EXECUTIVE OFFICERS

The following persons are executive officers of Market Leader as of April 1, 2009 and will serve in the capacities noted until their successors are duly appointed or until their resignation or removal.

Name	Age	Position
Ian Morris	40	President, Chief Executive Officer and Director
Jacqueline Davidson	48	Chief Financial Officer
Michael Nelson	40	Chief Technology Officer

For a biographical summary of Mr. Morris, see “Proposal 1—Election of Director.”

Jacqueline Davidson has served as our Chief Financial Officer since March 2008. Ms. Davidson joined Market Leader in November 2004 as the Vice President of Finance and served as our Chief Financial Officer on an interim basis from July 2006 to January 2007. From February 2003 to November 2004, Ms. Davidson served as Chief Financial Officer of Larry’s Markets, Inc., a regional supermarket chain. From February 2001 to December 2002, she served as Vice President of Finance of Penford Corporation, a manufacturer of specialty natural-based ingredient systems. From November 1996 to February 2001, Ms. Davidson served as Vice President of Finance at The Cobalt Group, Inc., an online marketing business serving the automotive industry. Ms. Davidson is a CPA who began her career at Price Waterhouse. She holds a B.A. in Business Administration from Washington State University.

Michael Nelson was named Chief Technology Officer in April 2008, after rejoining Market Leader as Vice President of Strategic Development in November 2007. During 2006 and 2007, he held various roles, including Chief Operating Officer for Akona Systems, a technology consulting services firm, and consultant for Microsoft Corporation. Previously, Mr. Nelson served as Chief Technology Officer for Market Leader from September 2000 until December 2005. Before joining Market Leader, Mr. Nelson served in senior technology and management positions for Point.com, an online retailer of wireless phones and service plans, and for SolutionsIQ, an information technology company. Mr. Nelson holds a B.A. from the University of Washington.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Our Philosophy

Our executive compensation program is designed to ensure that we attract, retain and motivate highly talented individuals to engage in the vision, leadership and execution required to succeed in our mission while upholding our corporate values. The objectives of our compensation programs are to:

•	Align employee objectives and rewards with company objectives;

•	Create the right balance between short-term objectives and long-term results;

•	Differentiate performance and rewards to foster a high-performance culture;

•	Ensure a culture focused on shareholder value; and

•	Achieve the right competitive position in the marketplace in which we compete for talent.

We measure the success of our programs by our overall business performance and our ability to attract and retain key talent.

Comparators. Because we are in a unique business, we believe that there are very few companies we can consider direct peers for purposes of comparing executive compensation. The few companies we believe to be direct peers are largely privately held so their executive compensation information is not publicly available. As a result, we define our comparators more broadly than a segment of specific companies in our market and make use of published external survey data. We look at companies in the business of online content management (Internet, e-commerce and software products and services) and technology in national and west coast markets. We do not focus on the identity of any individual company, but are interested in the aggregate data and the percentile breakdowns included in the published external survey data. These data aggregations and percentile breakdowns are used as a guide in our executive compensation decisions.

We look at companies with similar levels of revenue and in similar stage of development as much as possible, as we believe that has an impact on how compensation programs are designed. Historically, we have reviewed data of companies in the $50 – $200 million revenue range. However, given the continued decline in revenue over the past three years, we began incorporating a second set of benchmark data of companies with less than $50 million in revenue as it provides a reference point to ensure that our executives are paid competitively for companies of this size. The combined view provides a more relevant reference point for our evaluation of compensation levels and also supported our decision to not provide any increases to executive base salaries in 2009, as discussed in “2009 Compensation Decisions.”

We continued to use the benchmark data for the larger companies as the primary benchmark data in 2008 given the experience and tenure of our executives, to assess internal equity and to recruit competitively where needed. References to comparator data in this Compensation Discussion and Analysis are references to this primary benchmark data unless otherwise noted.

Compensation Positioning. The combined elements of base salary and annual cash incentives are referred to as “total targeted cash compensation.” Total targeted cash compensation for executive officers is at approximately the 40th percentile of comparators in years where expected financial results are achieved. In years where financial results significantly exceed our financial plan resulting in greater than expected returns to shareholders, the total targeted cash compensation for executive officers can reach the 75th percentile or greater of comparators.

Equity is a significant component of total compensation for executive officers in the total compensation mix. We believe it is the most important link to creation of shareholder value over the long term. Therefore, it plays a vital role in maintaining competitive levels of total compensation. Our targeted equity award levels are based on market data, and vary among participants based on their positions within Market Leader. Given that our total cash compensation philosophy targets the 40th percentile, we target equity-based compensation near the 75th percentile of survey data, allowing the addition of this longer-term vehicle to move total targeted compensation for strong performance well above the 50th percentile of comparators. In recent years and in light of difficult operating conditions, we have provided increased levels of equity grants as an incentive to drive long-term improvements in our business as further described below in “Equity Grants.” Given that we provide no retirement benefits or 401(k) match, base salary and equity and cash incentives are the vehicles executive officers must rely on to provide for their retirement.

We review market comparators as well as internal differentiation among comparators positions for the overall mix of compensation elements, which is then applied to the individual executive officers’ roles. Executive officers may be compensated below, at, or above targeted levels as compared to similar positions at comparators for any compensation element based on individual or company performance, as well as the executive officer’s experience, expertise and performance.

For 2008, total cash compensation at plan was targeted lower than our 40th percentile philosophy because of the expected business challenges that resulted in lower forecasted financial results than in previous years. Total targeted cash compensation, including annual incentives at plan, for individual executive officers was at or close to the 25th percentile of comparators.

Process and Roles Related to Executive Compensation

With comparator and total targeted compensation information, management makes appropriate recommendations to the Compensation Committee for compensation program design as well as recommendations for individual executive officer awards under such programs. Roles in the executive compensation process are as follows.

Chief Executive Officer. Our Chief Executive Officer participates in the design of our compensation programs for other executives, reviews executives’ performance annually and makes recommendations to the Compensation Committee for adoption of programs and executive awards under the compensation programs. Additionally, he makes recommendations for appropriate company performance targets and the related funding level of the annual management bonus pool.

Chief Financial Officer. Our Chief Financial Officer participates in making recommendations to the Compensation Committee for appropriate company performance targets and the related funding level of the annual management bonus pool and other compensation programs. She participates in the design of our compensation programs and makes recommendations to the Chief Executive Officer for awards under such compensation programs.

Senior Director, Human Resources. Our Senior Director, Human Resources, works with external compensation consultants to research comparator benchmark data and program design recommendations. She works with our Chief Executive Officer, Chief Financial Officer and our compensation consultants to finalize management’s recommendations to our Compensation Committee. With other members of her team, she establishes internal guidelines, tools, training and process for administering approved programs.

Compensation Committee of the Board. The Compensation Committee reviews and approves all compensation programs for executives and the Board of Directors. In making its determinations, the Committee reviews management proposals and the related reports from the compensation consultants. The Committee also reviews the Chief Executive Officer’s performance and determines his compensation within the established programs.

Compensation Consultants. We retain Towers Perrin as directed by the Compensation Committee to act as an independent compensation consultant. Towers Perrin works with management and the Compensation Committee on compensation program design and provides information on comparative market data and industry best practices on compensation practices and programs. Towers Perrin does not determine or recommend executive or director compensation, but rather provides the Compensation Committee with guidance based on comparative market data and Towers Perrin’s experience and understanding of Market Leader’s needs and objectives.

Components of Compensation

Overview of Executive Compensation Components. Our executive compensation program consists of several compensation components. We look at the relative mix of pay from the combination of those components to balance salary and short-term and long-term incentives appropriately to ensure focus on the right mix of short- term objectives and long-term results. Our compensation programs do not provide for retirement benefits, other than the opportunity to participate in our 401(k) plan. Currently, we do not match contributions under our 401(k) plan. In 2008, the key components of executive officer compensation were:

•	Base salaries designed to attract and retain employees over time and to compensate them for services provided during the fiscal year;

•	Annual cash incentives designed to recognize targeted achievements, to reward superior performance and, in combination with base pay, to achieve total targeted cash compensation levels;

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Long-term incentives in the form of stock options and restricted stock units, designed to align executives’ interests with those of our shareholders and to focus executives’ efforts on the strategies necessary to ensure our long-term success; and

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Perquisites, signing bonuses, severance and change in control arrangements designed to facilitate our ability to attract and retain executive officers as we compete for talented employees in a marketplace where these compensation components are commonly offered.

Base Salaries. In 2008, we targeted the 25th – 50th percentile of comparators’ base salaries for the base salary component of our executive officers and continued to place strong emphasis on variable cash compensation and equity. We may adjust this target in future years based on review and evaluation of the executive officer’s level of responsibility, experience and individual performance, as well as company performance and stage of development. To the extent that base salaries are below the targeted range, a multi-year process may be used to move salaries in to the targeted range.

Benchmarking and aligning base salaries is especially critical to a competitive compensation program given that other elements of our compensation programs are derived from base salary. For example, annual cash incentives are targeted as a percentage of base salary. In 2008, salary adjustments were calculated relative to comparator data and on the basis of individual performance as outlined in our philosophy. In 2008, salaries for continuing named executive officers were adjusted as follows:

Ian Morris, Chief Executive Officer, was not awarded a 2008 salary increase and his base salary remained at $315,000, placing him at the 25th percentile of comparator data;

Jacqueline Davidson was promoted from Vice President, Finance, to Chief Financial Officer in February 2008. At the time of her promotion, she was awarded a salary increase from $168,000 to $210,000, placing her below the 25th percentile of comparator data for her new position, but in line with other executives of Market Leader; and

Michael Nelson was promoted from Vice President, Strategic Development, to Chief Technology Officer in April 2008. At the time of his promotion, he was awarded a salary increase from $185,000 to $210,000, placing him between the 25 th and 50th percentile of comparator data and in line with other executives of Market Leader.

Since Messrs. Allen and Goebel’s employment terminated in early 2008, their stated annual base salaries were not adjusted for 2008. Base salaries and other cash compensation elements are detailed in the “2008 Summary Compensation Table.”

Annual Incentives. Executive officers have an annual incentive target cash bonus defined as a percentage of their base salaries. The 2008 annual incentive plan provided cash incentives for executive officers based upon achievement of targeted revenue and “Adjusted EBITDA” (a non-GAAP measure that we defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation and impairment charges for purposes of our 2008 annual incentive plan). For the 2008 plan, the Compensation Committee reduced bonus target percentages because of the expected business challenges that resulted in lower forecasted financial results than in previous years. Plan bonuses for 2008 were based on percentages of base salary ranging from 29% for the CFO and CTO to 39% of base salary for the CEO if at least 100% of the targets were met and from 80% for the CFO and CTO to 100% of base salary for the CEO if the top-level Adjusted EBITDA and revenue targets were met. If Market Leader’s performance fell between 100% of target amounts and top-level target amounts, bonus amounts would fall between the foregoing percentages. The Compensation Committee retained the discretion to modify awards based on performance factors. The Committee met in February 2009 and approved the 2008 cash bonus payments at plan for executive officers as detailed in the “2008 Summary Compensation Table.”

For the 2007 Plan year, although the bonus plan targets were met, the Compensation Committee did not approve cash bonuses for named executive officers because of the expected business challenges that resulted in lower forecasted financial results than in previous years. The Compensation Committee did approve a $40,000 payment to the former CFO as part of his termination arrangement.

Equity Grants. We have historically used stock option grants as the vehicle for equity compensation of new hires and annual refresher grants to selected top performers because they are the most common equity vehicle for comparable companies, and we believe that they align well with shareholder interests. Our targeted equity award levels are based on market data, and vary among participants based on their positions within Market Leader. Newly hired executive officers are awarded equity grants as soon as practical after hire. Annual refresher grants are typically considered in the third quarter of the year. We have equity compensation guidelines we refer to when considering new hire or refresher equity grants.

All stock options are awarded with exercise prices equal to the average of the high and low prices of our common stock on the date of the grant. We granted no options with an exercise price less than this formula, nor have we granted options priced on a date other than the grant date. The majority of options granted to executive officers are non-statutory stock options that vest at a rate of 25% per year after the first year and then at 6.25% per quarter for the following three years of the ten-year option term. Options granted to our CEO are also non-statutory stock options that vest at the rate of 6.25% per quarter with full vesting after four years.

In 2007, the Compensation Committee approved a retention grant to key employees, including executive officers, in the form of restricted stock units (RSUs) rather than stock options given the continued business challenges and our desire to position Market Leader to emerge from the cyclical downturn with strength. The Chief Executive Officer made recommendations for RSU grants to executives and other key employees that the Compensation Committee approved, and the Compensation Committee determined the RSU grant for the Chief Executive Officer. The 2007 RSU grants vest over three years with 20% vesting after the first year, another 20% vesting after the second year, and 40% vesting in the third and fourth years. We intentionally introduced a different vesting schedule from previous option grants as a retention tool.

In 2008, the Compensation Committee approved two distinct grants as retention grants to executives. In February 2008, the executives received an RSU grant intended to incent executives to further manage through the severe economic downtown in real estate and better position Market Leader to emerge better prepared to capitalize on improvement in market conditions. The timing of this grant coincided with the normal timing of payment of 2008 cash bonuses. The February 2008 RSU grants vest one year from the date of grant.

In July 2008, the Compensation Committee approved annual refresher grants in the form of a combination of RSU grants and stock options. The move to a combination of stock options with RSU grants is consistent with the longer term intent to provide for retention grants solely in the form of stock options, while recognizing that many of the same business circumstances and challenges in 2008 continued from 2007. The July 2008 RSU grants vest over three years from the date of grant with 50% vesting after 18 months and the remaining 50% vesting after three years. We intentionally introduced a different vesting schedule for the RSU grants as a retention tool. The stock option grants have the standard four-year vest schedules. Although we intend to return to the use of stock options for annual refresher grants, we may use RSU grants from time to time, as well as consider the use of other forms of equity compensation.

Annual refresher equity grants for executive officers are detailed below and are included in the “2008 Grants of Plan-Based Awards Table.”

Ian Morris—Mr. Morris received grants of 100,000 RSUs and 250,000 stock options, which in total grant value exceeds the market range of benchmark data. These grants are in line with the Committee’s desire to incent the CEO in both the short-term and longer-term interests of the Company and its shareholders and recognition that he had received neither a base salary adjustment nor cash bonus for 2006 or 2007.

Jacqueline Davidson—Ms. Davidson received grants of 50,000 RSUs and 160,000 stock options, which in total grant value exceeds both our refresher grant guidelines and the market range of benchmark data. The grant level recognizes that Ms. Davidson’s current salary is below the bottom quartile of market; she has been with Market Leader for four years; has been a CFO for both a private and public company and is highly marketable. The approved grant to Ms. Davidson is consistent with the Compensation Committee’s focus on retention and that an emphasis on equity is appropriate for a CFO.

Michael Nelson—Mr. Nelson received grants of 115,000 RSUs and 130,000 stock options. The total grant value exceeds the refresher grant guidelines and the market range of benchmark data. The total grant is larger than the standard refresher grant level to recognize his promotion to CTO (approximately 75,000 of the total RSUs grants); the fact that he is a proven CTO responsible for leading our product management efforts; and that he plays a key role in business development. The Committee determined these grants and the vesting schedule associated with them will align Mr. Nelson’s interests in committing to the short-term recovery and longer-term growth of Market Leader.

Messrs. Allen and Goebel both terminated employment in early 2008 and did not receive equity awards during 2008.

Other Benefits. Our employees, including executive officers, are eligible for participation in our 401(k) plan. We also offer health insurance coverage, company-paid term life insurance, disability insurance, paid time off and paid holidays. These benefits are designed to be competitive with overall market practices and are in place to attract and retain personnel.

Perquisites. Our Chief Executive Officer, Mr. Morris, was recruited from a company where his benefits significantly exceeded those in existence at Market Leader. In order to attract and retain him, we offered additional perquisites including a car allowance, company-paid medical premiums, additional personal life insurance, health club membership, and tax preparation assistance. These perquisites continue at the same level and are detailed in the “2008 Summary Compensation Table.”

Termination of Employment and Change in Control Arrangements

We believe it is important to provide protection to certain executive officers in the event of a change in control. We believe that the interests of shareholders will be best served if the interests of our executive officers are aligned with them. Providing change in control benefits reduces the reluctance of executive officers to pursue potential change in control transactions that may be in the best interests of the shareholders. Therefore, we have provided change in control arrangements to certain executive officers. In addition, we provide pre-defined termination of employment arrangements to attract new executives. Terms of these agreements for our current named executive officers are detailed immediately following the “2008 Grants of Plan-Based Awards Table” and in the “Potential Payments upon Termination of Employment or Change in Control.”

Market Leader reduced headcount and expenses in 2008 in line with business challenges facing the real estate industry. The headcount reduction included two named executive officers, Richard Goebel, Chief Marketing Officer, whose position was eliminated in January 2008, and R. Barry Allen as Chief Financial Officer in March 2008. These reductions triggered severance payments set forth in Separation Agreements and Releases with each of Mr. Goebel and Mr. Allen, including a final bonus payment to Mr. Allen in the amount of $40,000 as approved by the Compensation Committee. The details of the termination arrangements are detailed in the “2008 Potential Payments in the Event of Termination of Employment or Change in Control Table” and related footnotes.

Tax Considerations

In our review and establishment of compensation programs and payments, we consider the anticipated accounting and tax treatment of our compensation programs and payments on us and our executive officers although these factors alone are not dispositive. Among other factors that receive greater consideration are the net costs to us and our ability to effectively administer executive compensation in the short and long-term interests of shareholders under a proposed compensation arrangement.

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deduction available to public companies for compensation paid to certain individual executive officers to $1 million per person in any taxable year. Compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit. We believe that it is important to preserve flexibility in administering compensation programs in a manner designed to attract, retain and reward high-performing executives or promote corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m). However, total cash compensation paid for salaries and bonuses in 2008 did not exceed the $1 million limit for any individual executive officer. Stock options that have been granted to our executive officers generally were designed to satisfy the requirements of Section 162(m) for qualified “performance-based” compensation. We are submitting Proposal 2 in this proxy statement for shareholder approval to provide us with the flexibility to grant awards under our 2004 Equity Incentive Plan, as proposed to be amended, that qualify as “performance-based” compensation under Section 162(m).

We intend that our executive compensation agreements are structured and administered in a manner that complies with the requirements of Section 409A of the Internal Revenue Code. If our compensation agreements fail to meet certain requirements under Code Section 409A, compensation earned may be subject to immediate taxation and tax penalties.

2009 Compensation Decisions

Market Leader has imposed a salary freeze for 2009 given the current economic and business challenges it faces this year. As such, there will be no annual base salary adjustments for employees, including its executive officers.

On March 31, 2009, the Compensation Committee approved the Market Leader, Inc. 2009 Management Variable Cash Compensation Plan (the “Plan”), which provides for incentive payments to executive officers upon achievement of specified revenue and operational performance goals. Incentive payments are based on a percentage of base salary for each executive officer ranging from 29% to 39% of base salary if the targets in the plan are achieved to 45% to 60% of base salary if the highest level stretch targets are met. If the Company’s performance is between plan and top-level target, bonus targets may fall between the percentages set forth above. Similar to 2008, the Committee approved reduced bonus payout targets because of the ongoing business challenges that are expected to result in lower forecasted financial results than in previous years. The Compensation Committee will assess achievement of the stated goals under the Plan, determine and approve incentive payments for each executive officer and may modify incentive payment amounts or award vehicles and differentiate between executives in their discretion. Executives will not receive a bonus under the Plan if performance targets are not met.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted over the names of the members of the Compensation Committee.

Frank M. (“Pete”) Higgins, Chair

Nicolas Hanauer

Richard Mendenhall

2008 Summary Compensation Table

The following table summarizes compensation earned by our Chief Executive Officer, our current Chief Financial Officer and the three other most highly compensated current and former executive officers for 2008 and where applicable, the two prior years. Positions reported in the table are those held by the executive officer during 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Ian Morris	2008	315,000	—	492,134	434,946	122,850	37,267	(2)	1,402,197
President and Chief Executive Officer	2007	315,000	—	108,334	428,509	—	35,791		887,634
	2006	303,333	—	—	346,952	—	45,201		695,486

Jacqueline Davidson (3)	2008	201,869	13,000	201,265	206,143	56,591	—		678,868
Chief Financial Officer	2007	167,000	—	39,394	171,766	—	—		378,160
	2006	144,629	15,000	—	115,063	—	—		274,692

Michael Nelson (5)	2008	202,708	—	90,797	15,638	54,173	—		363,316
Chief Technology Officer

R. Barry Allen (6)	2008	75,329	40,000	56,559	13,318	—	147,117		319,005
Chief Financial Officer and Executive Vice President of Operations (former)	2007	259,487	100,000	59,091	198,025		—		616,603

Richard Goebel (7)	2008	28,896	—	28,279	(60,388)	—	117,937		175,113
Chief Marketing Officer (former)	2007	113,131	105,000	29,546	60,388	—	—		308,065

(1)	Values are calculated in accordance with FAS 123R and may include amounts from awards prior to 2008. Assumptions underlying the FAS 123R valuation are included in our 2007 and 2008 annual reports filed on Form 10-K.
(2)	All Other Compensation in 2008 consists of (i) family medical and dental insurance premiums and additional life insurance premiums totaling $5,893, (ii) a car allowance of $15,319, (iii) health club membership fees totaling $2,548, (iv) tax/financial planning services in the amount of $3,650 and (v) the reimbursement of the related tax on the benefits described in (i) through (iv) in the amount of $9,857.
(3)	Jacqueline Davidson served as our Vice President of Finance from November 2004 until March 2008 and as our Chief Financial Officer on an interim basis from July 2006 to January 2007. Ms. Davidson was named Chief Financial Officer upon Mr. Allen’s departure in March 2008.
(6)	Michael Nelson was named Chief Technology Officer in April 2008 after he rejoined Market Leader in November 2007 as Vice President of Strategic Development. Previously, Mr. Nelson served as Chief Technology Officer for Market Leader from September 2000 until December 2005.
(7)	R. Barry Allen started with Market Leader in January 2007 as the Chief Financial Officer and subsequently terminated in March 2008. In connection with his termination, 30,000 shares subject to restricted stock units accelerated in vesting as of his termination date. Amounts included under Stock Awards represent FAS 123R expense of $115,650 related to this acceleration. Mr. Allen’s remaining unvested options for 225,000 shares and 120,000 restricted stock units, with a FAS 123R value of $1,096,628 were forfeited upon his termination. Mr. Allen received a discretionary Bonus of $40,000, and All Other Compensation consists of severance totaling $137,500 and COBRA payments totaling $9,617. In 2007, Mr. Allen received a $100,000 signing bonus.

(8)	Richard F. Goebel started with Market Leader in July 2007 as the Chief Marketing Officer and subsequently terminated in January 2008. In connection with his termination, 15,000 shares subject to restricted stock units accelerated in vesting as of his termination date. Amounts included under Stock Awards represent FAS 123R expense of $57,825 related to this acceleration. Mr. Goebel’s remaining unvested options for 200,000 shares and 60,000 restricted stock units, with a FAS 123R value of $726,960, were forfeited upon his termination. All Other Compensation consists of severance totaling $117,500 and COBRA payments totaling $437.

2008 Grants of Plan-Based Awards Table

The following table summarizes the 2008 plan-based awards to each of our named executive officers.

Name	Type of Award (1)	Grant Date				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/ Share) (2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
			Threshold ($)	Target ($)	Maximum ($)
Ian Morris	RSU	2/25/2008	—	—	—	42,000	—	—	114,450
	SO	7/28/2008	—	—	—	—	250,000	2.85	279,850
	RSU	7/28/2008	—	—	—	100,000	—	—	285,000
	AIP	—	122,850	189,000	315,000	—	—	—	—
Jacqueline Davidson	SO	2/19/2008	—	—	—	—	75,000	2.94	98,925
	RSU	2/25/2008	—	—	—	22,500	—	—	61,313
	SO	7/28/2008	—	—	—	—	160,000	2.85	179,104
	RSU	7/28/2008	—	—	—	50,000	—	—	142,500
	AIP	—	56,591	87,063	154,778	—	—	—	—
Michael Nelson	SO	7/28/2008	—	—	—	—	130,000	2.85	145,522
	RSU	7/28/2008	—	—	—	115,000	—	—	327,750
	AIP	—	54,173	83,344	148,167	—	—	—	—
R. Barry Allen (4)		—	—	—	—	—	—	—	—
Richard Goebel (5)		—	—	—	—	—	—	—	—

(1)	Type of Award includes restricted stock units (RSU), stock options (SO) and cash awards under the 2008 Annual Incentive Plan (AIP). All 2008 equity-based awards were granted under the 2004 Equity Incentive Plan.
(2)	Stock option exercise prices are calculated as an average of the high and low stock prices on the date of grant. The exercise prices were higher than the closing market prices on the dates of grant.
(3)	The amounts shown in this column reflect the grant date fair value of the stock and option awards computed in accordance with FAS 123R.
(4)	R. Barry Allen terminated in March 2008 and received no plan-based awards during 2008. Upon his termination, 30,000 shares of restricted stock units vested, a total expense of $115,650.
(5)	Richard Goebel terminated in January 2008 and received no plan-based awards during 2008. Upon his termination, 15,000 shares of restricted stock units vested, a total expense of $57,825.

Employment Agreements

Ian Morris Employment Agreement. In May 2004, we entered into an employment agreement with our Chief Executive Officer, Ian Morris. Under the terms of the agreement, Mr. Morris is entitled to an annual base salary, with the ability to earn an annual bonus, as determined by the Compensation Committee. The agreement provides that Mr. Morris is an at-will employee. If Mr. Morris’s employment is terminated without “cause,” or if he resigns for “good reason,” both as defined in the agreement and summarized below under “Potential Payments upon Termination of Employment or Change in Control,” he will be entitled to receive the following benefits: (i) termination payments equal to twelve months’ annual base salary payable in 24 semi-monthly installments,

(ii) any unpaid base salary that has accrued for services already performed as of the date of termination, (iii) a severance bonus equal to 100% of the most recent annual bonus paid to him, and (iv) eighteen months’ continuation of medical insurance coverage. In addition, if Mr. Morris resigns for “good reason,” all unvested outstanding options to purchase shares of our common stock granted on or prior to the date of the agreement will become 100% vested and exercisable on the date of termination. In the event that we terminate his employment without “cause,” all unvested options granted on or prior to the date of the agreement that would have been exercisable on the fourth quarterly vesting date following his termination will become vested and exercisable as of the date of termination. Market Leader carries a $2.5 million life insurance policy on Mr. Morris that names his wife as the beneficiary. In the event of his death she would receive policy payout. Additionally, in the event of Mr. Morris’s death or disability, he will be entitled to receive twelve months’ continuation of medical insurance coverage.

Jacqueline Davidson Employment Agreement. In February 2008, we entered into a new employment agreement with Ms. Davidson concurrent with her promotion to Chief Financial Officer. Under the terms of the employment agreement, we agreed to pay Ms. Davidson an annual base salary, with the ability to earn an annual bonus. The agreement provides that Ms. Davidson is an at-will employee. If Ms. Davidson’s employment is terminated without “cause” or if she resigns for “good reason,” both as summarized below under “Potential Payments upon Termination of Employment or Change in Control,” she will be entitled to receive the following benefits: (i) termination payments equal to six months’ annual base salary and (ii) six months’ continuation of medical insurance coverage, provided that she sign a separation agreement releasing any claims against Market Leader. In the event of Ms. Davidson’s death or disability, she will be entitled to receive six months’ continuation of medical insurance coverage.

Michael Nelson Employment Agreement. In May 2008, we entered into a new employment agreement with Mr. Nelson as a result of his promotion to Chief Technical Officer. Under the terms of the employment agreement, we agreed to pay Mr. Nelson an annual base salary, with the ability to earn an annual bonus. The agreement provides that Mr. Nelson is an at-will employee. If Mr. Nelson’s employment is terminated without “cause” or if he resigns for “good reason,” both as summarized below under “Potential Payments upon Termination of Employment or Change in Control,” he will be entitled to receive the following benefits: (i) termination payments equal to six months’ annual base salary and (ii) six months’ continuation of medical insurance coverage, provided that he sign a separation agreement releasing any claims against Market Leader. In the event of Mr. Nelson’s death or disability, he will be entitled to receive six months’ continuation of medical insurance coverage.

Equity Compensation Plans

Market Leader has two stock option plans under which our executive officers have been granted stock options: the 1999 Stock Option Plan and the 2004 Equity Incentive Plan. We currently grant equity-based awards only under the 2004 Equity Incentive Plan.

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Stock options are awarded with exercise prices equal to the average of the high and low trading prices of our common stock on the date of grant and typically vest 25% at the end of the first year and 6.25% over the next 12 quarters, based on continued employment through those vesting dates. Vesting terms may vary from grant to grant, but all vest over a 4-year period.

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Restricted Stock Units granted to executives typically vest 20% at the end of the first year, and an additional 40% at the end of the next two years, based on continued employment through those vesting dates.

2008 Outstanding Equity Awards at Year-End Table

The following table provides information about outstanding stock options and restricted stock units held by our named executive officers as of December 31, 2008.

Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Ian Morris	6/27/2002	363,783		—	2.00	6/27/2012	—		—
	6/25/2003	435,000		—	2.50	6/25/2013	—		—
	5/13/2004	100,000		—	2.20	5/13/2014	—		—
	8/30/2005	121,875	(1)	28,125	13.23	8/30/2015	—		—
	12/19/2006	75,000	(2)	75,000	5.40	12/19/2016	—		—
	9/10/2007	—		—	—	—	220,000	(3)	374,000
	2/25/2008	—		—	—	—	42,000	(4)	71,400
	7/28/2008	15,625	(5)	234,375	2.85	7/28/2018
	7/28/2008	—		—	—	—	100,000	(6)	170,000

Jacqueline Davidson	12/7/2004	25,000		—	8.50	12/7/2014	—		—
	8/30/2005	16,250	(7)	3,750	13.23	8/30/2015	—		—
	12/19/2006	40,000	(8)	40,000	5.40	12/19/2016	—		—
	9/10/2007	—		—	—	—	80,000	(3)	136,000
	2/19/2008	—	(9)	75,000	2.94	2/19/2018	—		—
	2/25/2008	—		—	—	—	22,500	(4)	38,250
	7/28/2008	—	(10)	160,000	2.85	7/28/2018	—		—
	7/28/2008	—		—	—	—	50,000	(6)	85,000

Michael Nelson	12/13/2007	—		—	—	—	36,000	(11)	61,200
	7/28/2008	—	(10)	130,000	2.85	7/28/2018	—		—
	7/28/2008	—		—	—	—	115,000	(6)	195,500

R. Barry Allen		—	(12)	—	—	—	—		—

Richard Goebel		—	(13)	—	—	—	—		—

(1)	This option was granted on August 30, 2005 and vests 6.25% at the end of each of the next sixteen quarters.
(2)	This option was granted on December 19, 2006 and vests 6.25% at the end of each of the next sixteen quarters.
(3)	These restricted stock units were granted on September 10, 2007 with 20% vesting on the first anniversary of the grant date and an additional 40% vesting on each of the next two anniversaries of the grant date.
(4)	These restricted stock units were granted on February 25, 2008, vesting on the first anniversary of the grant date.
(5)	This option was granted on July 28, 2008 and vests 6.25% at the end of each of the next sixteen quarters.
(6)	These restricted stock units were granted on July 28, 2008 with 50% vesting eighteen months from the grant date and the remaining 50% vesting three years from the anniversary of the grant date.
(7)	This option was granted on August 30, 2005 and vests 25% on the first anniversary of the grant date and 6.25% at the end of each of the next twelve quarters.
(8)	This option was granted on December 19, 2006 and vests 25% on the first anniversary of the grant date and 6.25% at the end of each of the next twelve quarters.
(9)	This option was granted on February 19, 2008 and vests 25% on the first anniversary of the grant date and 6.25% each of the next twelve quarters.
(10)	This option was granted on July 28, 2008 and vests 25% on the first anniversary of the grant date and 6.25% each of the next twelve quarters.

(11)	These restricted stock units were granted on December 13, 2007 with 20% vesting on the first anniversary of the grant date and an additional 40% vesting on each of the next two anniversaries of the grant date.
(12)	R. Barry Allen terminated in March 2008 and held no options or restricted stock units at December 31, 2008.
(13)	Richard Goebel terminated in January 2008 and held no options or restricted stock units at December 31, 2008.

2008 Option Exercises and Stock Vested Table

The following table provides information about the lapse of restrictions on restricted stock units and stock option exercises by our named executive officers identified below during the fiscal year ended December 31, 2008.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Ian Morris	—	—	55,000	151,250
Jacqueline Davidson	—	—	20,000	55,000
Michael Nelson	—	—	9,000	15,210
R. Barry Allen	—	—	30,000	78,900
Richard Goebel	—	—	15,000	43,200

(1)	Based on the fair market value of our common stock on the date of lapse.

Potential Payments upon Termination of Employment or Change in Control

We have employment agreements that include termination of employment provisions and change in control arrangements with Messrs. Morris, Ms. Davidson and Mr. Nelson. As described in more detail in the narrative after the “2008 Grants of Plan-Based Awards Table,” under these agreements, Market Leader may be required to pay a compensation and benefits package if we terminate their employment, other than for cause, as defined below, or if one of those executive officers terminates employment for good reason, as defined below. The compensation and benefits packages may include severance payments and continuation of medical insurance, or the acceleration of stock option vesting.

Termination of employment benefits would not be paid if an executive officer was terminated for cause. The definition of “Cause” includes the following:

•

Willful misconduct, insubordination, or dishonesty in the performance of the executive’s duties or other knowing and material violation of company policies and procedures in effect from time to time which results in a material adverse effect on Market Leader;

•	Commission by the executive of acts involving an act of dishonesty, moral turpitude, deceit or fraud that resulted or could reasonably be expected to result in a felony conviction;

•	Current use by the executive of illegal substances that results in a criminal conviction and materially impairs the Market Leader’s business, goodwill or reputation; or

•	Any material violation by the executive of the executive’s noncompetition agreement with Market Leader that results in a material adverse effect on Market Leader.

In the case of Mr. Morris’ employment agreement, “Cause” is also defined as the continued failure of the executive to satisfactorily perform his duties for a period of 60 consecutive date after receipt of written notice that specifically identified the areas in which the executive’s performance is deficient and the executive fails to cure such acts or omissions within 30 days after receipt of the written notice.

If an executive officer terminates his employment for good reason, he would be entitled to termination of employment benefits. “Good reason” is defined as:

•	A material reduction in the executive’s duties, authority, or responsibility at Market Leader;

•	A material and involuntary reduction in the executive’s base salary;

•	A material breach of the employment agreement by Market Leader that is not cured; or

•	A material change in the geographic location at the which the executive must perform services.

In the case of Mr. Morris’ employment agreement, he may also consider that his involuntary removal from the Board other than by a vote of the shareholders or because his employment has been terminated for “cause” as “good reason.”

Change in Control Provisions under the 2004 Equity Incentive Plan. Unless the Compensation Committee provides otherwise, in the event of certain corporate transactions, such as a merger or sale of assets, each outstanding stock option generally will automatically accelerate and become fully vested and exercisable immediately before the corporate transaction, unless the award is assumed, continued or replaced with a comparable award by the successor entity or the parent of the successor entity. Any stock option that is assumed, continued or replaced with a comparable award in the corporate transaction will retain its original vesting schedule. Notwithstanding the above, we may instead provide that awards will be terminated and exchanged for cash in connection with a corporate transaction, either to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Compensation Committee in its sole discretion.

Change in Control Arrangements. As of December 31, 2008, we had a change in control arrangement in effect with Mr. Morris that provides for vesting acceleration in addition to the standard acceleration provisions in the 2004 Equity Incentive Plan. Pursuant to these agreements, in the event of certain corporate transactions, such as a merger or sale of assets, 50% of the unvested portion of the options subject to these agreements will automatically become vested and exercisable, and the remaining portion of these options will vest in equal quarterly increments over the shorter of (i) two years immediately following such corporate transaction or (ii) the amount of time remaining under the option’s original vesting schedule.

2008 Potential Payments in the Event of Termination of Employment or Change in Control Table.

The following table reflects the estimated amount of incremental compensation payable to the named executive officers who were providing services to us as of December 31, 2008 in the event a termination of employment or change in control of Market Leader had occurred on December 31, 2008. Information is also provided for Mr. Allen, our former Chief Financial Officer, who terminated employment in March 2008. Benefits available to all employees generally are not included in the table. The actual amounts to be paid can be determined only at the time of the executive officers’ termination of employment or a change in control.

	Voluntary Termination with Good Reason ($)	Involuntary—Not for Cause Termination ($)	Change in Control ($)(1)	Death/ Disability
Ian Morris
Severance payments	315,000	315,000	n/a	n/a
Bonus payments (2)	122,850	122,850	n/a	n/a
Equity-based awards acceleration (3)	0	343,400	615,400	n/a
Medical insurance premiums (4)	28,563	28,563	n/a	28,563
Life insurance payments (5)	n/a	n/a	n/a	2,500,000

Jacqueline Davidson
Severance payments	105,000	105,000	n/a	n/a
Equity-based awards acceleration (3)	0	106,250	259,250	n/a
Medical insurance premiums (6)	5,383	5,383	n/a	5,383

Michael Nelson
Severance payments	105,000	105,000	n/a	n/a
Equity-based awards acceleration (3)	0	30,600	256,700	n/a
Medical insurance premiums (6)	5,383	5,383	n/a	5,383

R. Barry Allen
Severance payments	137,500	137,500	n/a	n/a
Bonus payments (2)	20,000	20,000	n/a	n/a
Equity-based awards acceleration (3)	0	102,000	204,000	n/a
Medical insurance premiums (4)	9,521	9,521	n/a	9,521

(1)	The change in control stock option amounts are calculated on the premise that the successor corporation has not assumed or substituted each outstanding equity award, resulting in an acceleration of 100% of the unvested equity-based awards.
(2)	Mr. Morris and Mr. Allen have termination provisions providing for the payout of 100% and 50% of their most recent annual bonus, respectively. For the purposes of this table, this amount was calculated using their payouts in 2008.
(3)	Value represents acceleration of restricted stock units. At December 31, 2008, the stock options held by our named executive officers had no intrinsic value. Equity-based awards acceleration is measured as the intrinsic value of the awards at December 31, 2008, calculated as the December 31, 2008 stock price multiplied by the number of restricted stock units.
(4)	Mr. Morris is entitled to receive 18 months of medical insurance premiums in the event of termination of employment by reason of death or disability.
(5)	Market Leader carries a $2.5 million life insurance policy on Mr. Morris that names his wife as the beneficiary. In the event of his death, she would receive the policy payout.
(6)	Ms. Davidson and Messrs. Nelson and Allen are entitled to receive 6 months of medical insurance premiums in the event of termination of employment by reason of their death or disability.

2008 Terminations

Richard Goebel terminated in January 2008. As a result of his termination, which was treated as a termination without cause, Mr. Goebel received the following: severance of $117,500 and accelerated vesting of restricted stock units with an intrinsic value of $43,200.

R. Barry Allen’s terminated in March 2008. As a result of his termination, which was treated as a termination without cause, Mr. Allen received the following: severance of $137,500, bonus of $40,000, medical insurance premiums of $9,617 and accelerated vesting of restricted stock units with an intrinsic value of $78,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with respect to our equity securities with the SEC. Based solely on our review of the copies of such forms that we received, or written representations from certain reporting persons that no forms were required for those persons, we believe that, during fiscal year 2008, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with on a timely basis by such persons, except that each of Mr. R. Barry Allen and Mr. Richard Goebel, former executive officers of Market Leader, has not filed a Form 4 or Form 5 to report the disposition of shares to pay taxes on the accelerated vesting of restricted stock units at the time of termination of employment.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of three directors who are “independent” directors as defined under the rules of The Nasdaq Stock Market and the SEC. The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which is available on Market Leader’s website at www.marketleader.com under the Corporate Governance part of the Investor Relations section.

Responsibilities. The primary function of the Audit Committee is to oversee the accounting and financial reporting processes of Market Leader and the audits of the financial statements and internal controls over financial reporting of Market Leader. The responsibilities of the Audit Committee include, among others, appointing an independent registered public accounting firm as Market Leader’s independent registered public accounting firm and considering, in consultation with the independent auditors, the audit scope and plan. The Audit Committee Charter describes in greater detail the responsibilities of the Audit Committee. Management is responsible for Market Leader’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of Market Leader’s consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report their reports thereon.

Review with Management and Independent Auditors. In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm Market Leader’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2008 and the independent registered public accounting firm’s report thereon. Management represented to the Audit Committee that Market Leader’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also received and reviewed the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor’s the independent auditor’s independence.

Summary. Based on the reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in Market Leader’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

In connection with its review of Market Leader’s consolidated audited financial statements referred to above, the Audit Committee relied on advice and information that it received in its discussions with management and advice and information it received in the audit report of and discussions with the independent registered public accounting firm.

This report is submitted over the names of the members of the Audit Committee.

Jon W. Gacek, Chair

Nicolas J. Hanauer

Frank M. (“Pete”) Higgins

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The aggregate fees billed by KPMG LLP (“KPMG”), our independent registered public accounting firm, in fiscal years 2008 and 2007 were as follows:

	2008	2007
Audit-fees (1)	$635,000	$616,000
Audit-related fees (2)	—	—
Tax fees (3)	15,400	17,000
All other fees	—	—

Total	$650,400	$633,000

(1)	Audit Fees. Fees and expenses associated with professional services rendered by KPMG in connection with (i) the audit of our consolidated annual financial statements and internal control over financial reporting; (ii) reviews of our unaudited consolidated interim financial statements; and (iii) reviews of documents furnished or filed with the SEC.
(2)	Audit-Related Fees. Fees and expenses associated with due diligence related to acquisitions/divestitures, accounting consultations and procedures relating to various other audit and special reports.
(3)	Tax Fees. The aggregate fees billed by KPMG for professional services rendered for state business tax compliance, advice and planning.

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. The policy is designed to ensure that the provision of these services does not impair the auditor’s independence. Under the policy, unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. In addition, any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. Under the policy, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

For 2008 and 2007, all audit and non-audit services were pre-approved by the Audit Committee.

2009 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG has been selected by the Audit Committee to audit Market Leader’s financial statements for the fiscal year ending December 31, 2009. Representatives of KPMG are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Submission of Shareholder Proposals for Inclusion in Proxy Statement

Under the SEC’s proxy rules, shareholder proposals that meet certain conditions may be included in Market Leader’s proxy statement and form of proxy for a particular Annual Meeting of Shareholders. Shareholders who intend to have a proposal considered for inclusion in our proxy materials for the 2010 Annual Meeting of Shareholders must submit the proposal at our principal executive offices no later than December 16, 2009.

Advance Notice Procedures for Director Nominations and Other Business at Annual Meeting of Shareholders

Shareholders who intend to nominate persons for election to the Board of Directors or to present a proposal at the 2010 Annual Meeting of Shareholders without inclusion of the proposal in our proxy materials must provide advance written notice of such nomination or proposal in the manner required by our Bylaws. Notice of nominations or other business proposed to be considered by shareholders at the Annual Meeting of Shareholders, complying with Sections 2.6.1 and 3.3.1 of the Bylaws, as applicable, must be delivered to the Corporate Secretary no earlier than February 27, 2010 and no later than March 29, 2010. Notices should be sent to: Market Leader, Inc., Attn: Corporate Secretary, 11332 NE 122nd Way, Kirkland, WA 98034. For additional information regarding director nomination procedures, see “Board of Directors and Corporate Governance—Director Nominations and Qualifications” above.

For proposals that are timely filed, Market Leader retains discretion to vote proxies it receives provided that (1) Market Leader includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

OTHER BUSINESS

The Board of Directors does not intend to present any business at the Annual Meeting other than as described in the accompanying Notice of Annual Meeting of Shareholders, and has no present knowledge that others intend to present business at the Annual Meeting. If, however, other matters requiring the vote of the shareholders properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to exercise their discretionary authority to vote the proxies held by them in accordance with their best judgment as to such matters.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of the Market Leader 2008 Annual Report to Shareholders, which includes the Market Leader Annual Report on Form 10-K for the fiscal year ended December 31, 2008, accompanies this Proxy Statement. Additional copies may be obtained, without charge, upon request to Market Leader, Inc., Attn: Investor Relations at 11332 NE 122nd Way, Kirkland, WA 98034.

By Order of the Board of Directors,

Ian Morris

President and Chief Executive Officer

April 10, 2009

Appendix A

MARKET LEADER, INC.

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Market Leader, Inc. Amended and Restated 2004 Equity Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s shareholders.

SECTION 2. DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1     Administration of the Plan

The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto. Notwithstanding the foregoing, the Board may delegate responsibility for administering the Plan with respect to designated classes of Eligible Persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act or with respect to Awards granted pursuant to Section 16 of the Plan. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act or Section 16 of the Plan. All references in the Plan to the “Committee” shall be, as applicable, to the Compensation Committee or any other committee or any officer to whom the Board or the Compensation Committee has delegated authority to administer the Plan.

3.2     Administration and Interpretation by Committee

(a) Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) The Committee shall not have the right, without shareholder approval, to (i) cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with Options or SARs that have a purchase or grant price that is less than the purchase or grant price for the original Options or SARs except in connection with adjustments provided in Section 15, or (ii) issue an Option or amend an outstanding Option to provide for the grant or issuance of a new Option on exercise of the original Option.

(c) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s working less than full-time shall be determined by the Company’s chief human resources officer or other person performing that function, unless the Board or the Committee designates another officer of the Company to perform such function, or, with respect to directors or executive officers, by the Compensation Committee, whose determination shall be final.

(d) Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any Eligible Person. A majority of the members of the Committee may determine its actions.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1     Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, the number of shares of Common Stock available for issuance under the Plan shall be:

(a) 1,500,000 shares; plus

(b) an annual increase to be added as of the first day of the Company’s fiscal year beginning in 2005 equal to the least of (i) 700,000 shares and (ii) 3% of the outstanding Common Stock as of the end of the Company’s immediately preceding fiscal year, and (iii) a lesser amount determined by the Board; provided that any shares from any such increases in previous years that are not actually issued shall continue to be available for issuance under the Plan; plus

(c)(i) any authorized shares not issued or subject to outstanding awards under the Company’s 1999 Stock Incentive Plan (the “Prior Plan”) on the Effective Date and (ii) any shares subject to outstanding awards under the Prior Plan on the Effective Date that cease to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled), up to an aggregate maximum of 4,366,616 shares, which shares shall cease, as of such date, to be available for grant and issuance under the Prior Plan, but shall be available for issuance under the Plan.

Shares issued under the Plan shall be drawn from authorized and unissued shares.

4.2     Share Usage

(a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common

Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(b) The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c) Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger, consolidation or statutory share exchange is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(d) Notwithstanding the other provisions in this Section 4.2, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15.1.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6. AWARDS

6.1     Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2     Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, notice or agreement that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3     Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents.

6.4     Dividends and Distributions

Participants may, if the Committee so determines, be credited with dividends paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.

SECTION 7. OPTIONS

7.1     Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2     Option Exercise Price

Each Option granted under the Plan shall have an exercise price at least equal to 100% of the Fair Market Value of the Common Stock on the Grant Date (and such exercise price shall not be less than the minimum exercise price required by Section 8.3 with respect to Incentive Stock Options), except in the case of Substitute Awards. Notwithstanding the foregoing, the Committee, in its sole discretion, may establish an exercise price that is equal to the average of 100% of the Fair Market Value over a period of trading days not to exceed 30 days from the Grant Date.

7.3     Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of a Nonqualified Stock Option shall be as established for that Option by the Committee or, if not so established, shall be ten years from the Grant Date.

7.4     Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Committee at any time:

Period of Participant’s Continuous Employment or Service With the Company or Its Related Companies From the Vesting Commencement Date	Portion of Total Option That Is Vested and Exercisable

After 1 year	25%

Each additional three-month period of continuous service completed thereafter	An additional 6.25%

After 4 years	100%

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Sections 7.5 and 13. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5     Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a) cash, check or wire transfer;

(b) tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock that on the day prior to the exercise date have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes);

(c) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(d) such other consideration as the Committee may permit.

In addition, to assist a Participant (other than, to the extent prohibited by law, a Participant who is an executive officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Committee, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (i) the payment by a Participant of the purchase price of the Common Stock by a promissory note or (ii) the guarantee by the Company of a loan obtained by the Participant from a third party. Such notes or loans must be full recourse to the extent necessary to avoid charges to the Company’s earnings for financial reporting purposes. Subject to the foregoing, the Committee shall in its sole discretion specify the terms of any loans or loan guarantees, including the interest rate and terms of and security for repayment.

7.6     Effect of Termination of Service

The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Committee at any time:

(a) Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date.

(b) Any portion of an Option that is vested and exercisable on the date of a Participant’s Termination of Service shall expire on the earliest to occur of:

(i) if the Participant’s Termination of Service occurs for reasons other than Cause, Retirement, Disability or death, the date that is three months after such Termination of Service;

(ii) if the Participant’s Termination of Service occurs by reason of Retirement, Disability or death, the one-year anniversary of such Termination of Service; and

(iii) the last day of the maximum term of the Option (the “Option Expiration Date”).

Notwithstanding the foregoing, if a Participant dies after his or her Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Committee determines otherwise.

Also notwithstanding the foregoing, in case a Participant’s Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Committee determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by the Participant may be immediately terminated by the Committee, in its sole discretion.

(c) A Participant’s change in status from an employee to a consultant, advisor or independent contractor, or a change in status from a consultant, advisor or independent contractor to an employee, shall not be considered a Termination of Service for purposes of this Section 7.6.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder, including, to the extent required thereunder, the following:

8.1     Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant’s Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2     Eligible Employees

Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options.

8.3     Exercise Price

The exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a “Ten Percent Shareholder”), shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.4     Option Term

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, shall not exceed five years.

8.5     Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the date of a Participant’s Termination of Service if termination was for reasons other than death or disability, (b) more than one year after the date of a Participant’s Termination of Service if termination was by reason of disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6     Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise.

A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7     Code Definitions

For the purposes of this Section 8 “disability,” “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.8     Promissory Notes

The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Committee, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

SECTION 9. STOCK APPRECIATION RIGHTS

9.1     Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be as established for that SAR by the Committee or, if not so established, shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2     Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

SECTION 10. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1     Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2     Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.3     Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 11. PERFORMANCE AWARDS

11.1     Performance Shares

The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Notwithstanding the foregoing, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

11.2    Performance Units

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Notwithstanding the foregoing, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 12. OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 13. WITHHOLDING

The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld may not exceed the employer’s minimum required tax withholding rate, and the value of the shares so tendered may not exceed such rate to the extent the Participant has owned the tendered shares for less than six months if such limitations are necessary to avoid a charge to the Company for financial reporting purposes.

SECTION 14. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.

SECTION 15. ADJUSTMENTS

15.1    Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; (iii) the maximum numbers and kind of securities set forth in Sections 16.3 and 16.4; and (iv) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee, as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2    Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3     Company Transaction

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Company Transaction that is not a Related Party Transaction:

(i) All outstanding Awards, other than Performance Shares and Performance Units, shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, immediately prior to the Company Transaction and shall terminate effective at the effective time of the Company Transaction, unless such Awards are converted, assumed or replaced by the Successor Company. For the purposes of this Section 15.3, an Award shall be considered assumed or substituted for if following the Company Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(ii) All Performance Shares or Performance Units earned and outstanding as of the date the Company Transaction is determined to have occurred shall be payable in full at the target level in accordance with the payout schedule pursuant to the Award agreement. Any remaining Performance Shares or Performance

Units (including any applicable performance period) for which the payout level has not been determined shall be prorated at the target payout level up to and including the date of such Company Transaction and shall be payable in full at the target level in accordance with the payout schedule pursuant to the Award agreement. Any existing deferrals or other restrictions not waived by the Committee in its sole discretion shall remain in effect.

(iii) Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Company Transaction and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Company Transaction, or, in the event the Company Transaction is one of the transactions listed under subsection (c) in the definition of Company Transaction or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Award.

15.4    Further Adjustment of Awards

Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

15.5    No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6    Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 16. CODE SECTION 162(m)

Notwithstanding any other provision of the Plan, the Compensation Committee may, at the time of grant of an Award (other than an Option or a Stock Appreciation Right) to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, specify that all or any portion of such Award is intended to satisfy the requirements for performance based compensation under Section 162(m) of the Code and is subject to this Section 16. With respect to each such Award, the Compensation Committee shall establish, in writing, that the vesting, settlement or payment pursuant to the Award shall be conditioned on the attainment for the specified Performance Period of specified performance targets related to designated performance goals for such period selected by the Compensation Committee from among the Performance Criteria specified in Section 16.1. Such performance goals shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder. Notwithstanding the foregoing, Options and Stock Appreciation Rights granted under the Plan shall be subject to the limits set forth in Section 16.4.

16.1    Performance Criteria

If an Award is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Compensation Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); cash position; working capital; earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; book value per share; operating profit or income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; operating earnings; economic profit; profit before tax; return on assets; return on equity; ratio of operating earnings to capital spending; sales growth; market or economic value added; equity or stockholder’s equity; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; net profit; net sales; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, product penetration, cash management or asset management metrics (together, the “Performance Criteria”).

Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations.

The Compensation Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) discontinued operations, (vi) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to shareholders for the applicable year, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, (viii) stock-based compensation, and (ix) gains and losses on asset sales. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that satisfies the requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

16.2    Compensation Committee Certification and Authority

After the completion of each Performance Period, the Compensation Committee shall certify the extent to which any Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award subject to such Performance Criteria. Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 16, the Compensation Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Compensation Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Covered Employee.

The Compensation Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

16.3    Limitations

Subject to adjustment from time to time as provided in Section 15.1, and in accordance with the requirements under Section 162(m) of the Code, no Covered Employee may be granted Awards in any one calendar year that are intended to qualify as performance-based compensation under Section 162(m) of the Code, other than Options or Stock Appreciation Rights, with respect to more than 500,000 shares of Common Stock for such Awards, except that the Compensation Committee may make additional onetime grants of such Awards for up to 750,000 shares to newly hired or newly promoted individuals. The maximum dollar value payable to any Covered Employee in any one calendar year with respect to Performance Units or other Awards payable in cash and subject to this Section 16 is $2,000,000.

16.4     Options and Stock Appreciation Rights

Subject to adjustment from time to time as provided in Section 15.1, and in accordance with the requirements under Section 162(m), no Participant may be granted in any one calendar year Options and Stock Appreciation Rights with respect to more than 500,000 shares of Common Stock for such Awards, except that newly hired or newly promoted individuals may be granted additional onetime grants of such Awards for up to 750,000 shares. Notwithstanding any other provision of the Plan to the contrary, an Option or Stock Appreciation Right intended to qualify as performance-based compensation under Section 162(m) of the Code shall have an exercise or grant price, as applicable, of no less than 100% of the Fair Market Value of the Common Stock on the Grant Date, except in the case of Substitute Awards.

SECTION 17. MARKET STANDOFF

In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, no person may sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed 180 days after the effective date of the registration statement. The limitations of this Section 17 shall in all events terminate two years after the effective date of the Company’s initial public offering.

In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Common Stock effected as a class without the Company’s receipt of consideration, any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section 17, to the same extent the purchased shares are at such time covered by such provisions.

In order to enforce the limitations of this Section 17, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

SECTION 18. AMENDMENT AND TERMINATION

18.1    Amendment, Suspension or Termination

The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires shareholder approval may be made only by the Board. Subject to Section 18.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

18.2    Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of (a) the date the Plan is approved by the Board and (b) the approval by the shareholders of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

18.3    Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.

SECTION 19. GENERAL

19.1    No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

19.2    Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

19.3    No Rights as a Shareholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

19.4    Compliance With Laws and Regulations

In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

19.5    Participants in Other Countries or Jurisdictions

Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgement of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

19.6    No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

19.7    Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

19.8    Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

19.9    Choice of Law

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law.

19.10    Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

SECTION 20. EFFECTIVE DATE

The effective date (the “Effective Date”) is the date on which the Company’s initial public offering is effective.

APPENDIX A

DEFINITIONS

As used in the Plan,

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the commission of any of the following acts in a manner that has an adverse financial impact on the Company, in each case as determined by the Company’s chief human resources officer or other person performing that function, unless the Board or the Committee designates another officer of the Company to perform such function, or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding: dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.1.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” means Market Leader, Inc., a Washington corporation.

“Company Transaction,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a) a merger or consolidation of the Company with or into any other company or other entity;

(b) a statutory share exchange pursuant to which the Company’s outstanding shares are acquired or a sale in one transaction or a series of transactions undertaken with a common purpose of all or substantially all of the Company’s outstanding voting securities; or

(c) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

“Compensation Committee” means the Compensation Committee of the Board (or any subcommittee thereof, to the extent permitted by applicable law).

“Covered Employee” means a “covered employee” as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.

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“Disability,” unless otherwise defined by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function, unless the Board or the Committee designates another officer of the Company to perform such function, or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

“Effective Date” has the meaning set forth in Section 20.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the average of the high and low trading prices for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

“Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee or (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Parent Company” means a company or other entity which as a result of a Company Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 11.

“Performance Criteria” has the meaning set forth in Section 16.1.

“Performance Period” means the period of time during which the Performance Criteria must be met in order to determine the degree of payout or vesting with respect to an Award. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 11.1.

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“Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 11.2.

“Plan” means the Market Leader, Inc. Amended and Restated 2004 Equity Incentive Plan.

“Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

“Related Party Transaction” means (a) a merger, consolidation or statutory share exchange in which the holders of shares of Common Stock immediately prior to the merger hold at least a majority of the shares of Common Stock of the Successor Company immediately after the merger, (b) a mere reincorporation of the Company or (c) a transaction undertaken for the sole purpose of creating a holding company.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Committee.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “Retirement” as defined for purposes of the Plan by the Committee or the Company’s chief human resources officer or other person performing that function, unless the Board or the Committee designates another officer of the Company to perform such function, or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 10.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function, unless the Board or the Committee designates another officer of the Company to perform such function, or, with respect to directors and executive officers, by the Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Compensation Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

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PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS

SUMMARY PAGE

Date of Board Action	Action	Section/Effect of Amendment	Date of Shareholder Approval
8/24/2004	Initial Plan Adoption		8/24/2004

3/31/2009	Inserted Section 162(m)-related provisions	Sections 3.1, 7.2, 15.1, and 16; added definitions of “Covered Employee” and “Performance Period”; modified definition of “Compensation Committee” to include a permitted subcommittee; and renamed the plan the Market Leader, Inc. Amended and Restated 2004 Equity Incentive Plan	/2009

PROXY

MARKET LEADER, INC.

ANNUAL MEETING OF SHAREHOLDERS, MAY 28, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MARKET LEADER, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held May 28, 2009 and the Proxy Statement related thereto, and appoints Ian Morris , Jacqueline Davidson, and Gregg Eskenazi, and each of them (with full power to act alone), the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Market Leader, Inc. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 28, 2009 at 10:00 a.m., or at any adjournments , continuations or postponements thereof, with the same force and effect as if the undersigned were personally present and voting. The proxies are authorized to vote upon the proposals on the re verse side and, in their discretion, upon all other matters that may properly come before the Annual Meeting of Shareholders.

The Board of Directors unanimously recommends a vote FOR the matters described on the reverse side. This Proxy, when properly executed, will be voted in the manner directed herein. If no directions are given, the shares represented by this Proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposal 2, and in accordance with the discretion of other persons named as proxies herein on any other matters that may properly come before the Annual Meeting of Shareholders.

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

Address Change/Comments

(Mark the corresponding box on the reverse side)

(Continued and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

You can now access your Market Leader, Inc. account online.

Access your Market Leader, Inc. shareholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Market Leader, Inc. now makes it easy and convenient to get current in formation on your shareholder account.

View account status View certificate history View book-entry information

View payment history for dividends Make address changes Obtain a duplicate 1099 tax form Establish/change your PIN

Vis it us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Avail able 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymelon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1 AND 2.

your Please votes mark as this indicated example in

MARKET LEADER, INC.

1. Proposal to elect one Class 2 director.

FOR THE NOMINEE

WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE

Nominee: 01) Nicolas J. Hanauer

2. Proposal to approve the material terms of the performance goals and related amendments in the 2004 Equity Incentive Plan, as amended and restated, for purposes of Section 162 (m) of the Internal Revenue code.

FOR AGAINST ABSTAIN

In giving this Proxy, I understand that I may personally vote my shares if I attend the Annual Meeting, not withstanding that I have previously executed and returned the Proxy to the Company.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. THIS IS INDICATED, PROXY WILL WILL BE BE VOTED VOTED AS “FOR” DIRECTED, THE PROPOSALS. OR IF NO DIRECTION

Change Mark Here or for Comments Address

SEE REVERSE

Will Attend Meeting

YES

Signature

Signature

Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

Market leader.

VOTE BY MAIL

Mark, sign and date your proxy card and return it to BNY Mellon Shareowner Services in the enclosed return envelope.

MARKET LEADER, INC. 11332 NE 122nd WAY KIRKLAND, WA 98034

The Proxy Statement and the Annual Report to security holders are available at: http://www.sendd.com/E-ZProxy/?project_id=251

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